As filed with the Securities and Exchange Commission on April 26, 2023

Registration No. 333-261949

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 5 TO
FORM F-1

ON FORM F-3
REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Grab Holdings Limited

(Exact name of Registrant as specified in its charter)

Not Applicable

(Translation of Registrant’s name into English)

Cayman Islands	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

3 Media Close, #01-03/06
Singapore 138498

855-739-7864
(Address and telephone number of registrant’s principal executive offices)

Puglisi & Associates

850 Library Avenue, Suite 204

Newark, Delaware 19711

+1 (302) 738-6680
(Name, address and telephone number of agent for service)

Copies to:

Jonathan B. Stone, Esq. and Rajeev P. Duggal, Esq. Skadden, Arps, Slate, Meagher & Flom LLP c/o 6 Battery Road Suite 23-02 Singapore 049909 +65-6434-2900

Approximate date of commencement of proposed sale to the public: From time to time after the effectiveness of this registration statement.

If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 (as amended, the “Securities Act”), check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the U.S. Securities and Exchange Commission, or “SEC”, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

On January 13, 2022, Grab Holdings Limited (the “Registrant”) filed Amendment No. 1 to a Registration Statement on Form F-1 (File No. 333-261949) (as amended, the “Registration Statement”), which was subsequently declared effective by the U.S. Securities and Exchange Commission (the “SEC”) on January 14, 2022. On May 10 and May 20, 2022, the Registrant filed post-effective amendments No. 1 and No. 2, respectively, to the Registration Statement to include information contained in the Registrant’s Annual Report on Form 20-F and to update certain other information contained in the Registration Statement, and the post-effective amendment No. 2 was subsequently declared effective by the SEC on May 24, 2022. On September 15 and September 22, 2022, the Registrant filed post-effective amendments No. 3 and No. 4, respectively, to the Registration Statement to include its consolidated financial statements as of June 30, 2022 and for the six months ended June 30, 2022 and to update certain other information contained in the Registration Statement, and the post-effective amendment No. 4 was subsequently declared effective by the SEC on September 23, 2022. The Registrant is filing this post-effective amendment No. 5 to Form F-1 on Form F-3 to convert the Registration Statement (and all amendments thereto) into a registration statement on Form F-3.

No additional securities are being registered by this post-effective amendment. All applicable registration fees were paid at the time of the original filing of the Registration Statement on Form F-1.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the U.S. Securities and Exchange Commission, or “SEC,” is effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED APRIL 26, 2023

PRELIMINARY PROSPECTUS

Grab Holdings Limited

2,256,914,833 CLASS A ORDINARY SHARES,

15,500,000 WARRANTS TO PURCHASE CLASS A ORDINARY SHARES AND

15,500,000 CLASS A ORDINARY SHARES UNDERLYING WARRANTS

This prospectus relates to the offer and resale from time to time by the selling securityholders or their pledgees, donees, transferees, assignees or other successors-in-interest that receive any of the securities being registered hereunder as a gift, distribution, or other non-sale related transfer (collectively, the “Selling Securityholders”) of up to (a) 2,256,914,833 Class A Ordinary Shares, (b) up to 15,500,000 Warrants, and (c) up to 15,500,000 Class A Ordinary Shares issuable upon exercises of the Warrants.

We are registering the offer and resale of these securities to satisfy certain registration rights we have granted. The Selling Securityholders may offer all or part of the securities for resale from time to time through public or private transactions, in amounts, at prices and on terms determined at the time of offering. The Selling Securityholders may offer and sell these securities directly to purchasers, through agents in ordinary brokerage transactions, directly to market makers of our shares or through any other means described in the section entitled “Plan of Distribution” herein. In connection with any sales of securities offered hereunder, the Selling Securityholders, any underwriters, agents, brokers or dealers participating in such sales may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended, or the “Securities Act.”

We will not receive any proceeds from the sale of the securities by the Selling Securityholders, except with respect to amounts received by the Company upon exercise of the Warrants to the extent such Warrants are exercised for cash.

Our Class A Ordinary Shares and Warrants are listed on the Nasdaq Stock Market LLC, or “NASDAQ,” under the trading symbols “GRAB” and “GRABW,” respectively. On April 25, 2023, the closing price for our Class A Ordinary Shares on NASDAQ was $2.77 per share. On April 25, 2023, the closing price for our Warrants on NASDAQ was $0.432 per unit.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read this entire prospectus, any amendments or supplements, and any documents incorporated by reference in this prospectus carefully before you make your investment decision.

We are a “foreign private issuer” as defined under the U.S. federal securities laws and, as such, may elect to comply with certain reduced public company disclosure and reporting requirements. See “Prospectus Summary—Foreign Private Issuer.”

Investing in our securities involves a high degree of risk. You should carefully consider the risks described under “Risk Factors” beginning on page 9 of this prospectus, in any accompanying prospectus supplement or in the documents incorporated by reference into this prospectus before making a decision to invest in our securities.

Neither the U.S. Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

PROSPECTUS DATED , 2023

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement filed with the SEC by Grab Holdings Limited using the “shelf” registration process. Under this shelf registration process, the Selling Securityholders named in this prospectus may, from time to time, sell the securities described in this prospectus in one or more offerings. This prospectus includes important information about us, the securities being offered by the Selling Securityholders and other information you should know before investing. Any prospectus supplement may also add, update, or change information in this prospectus. If there is any inconsistency between the information contained in this prospectus and any prospectus supplement, you should rely on the information contained in that particular prospectus supplement. This prospectus does not contain all of the information provided in the registration statement that we filed with the SEC. You should read this prospectus together with the additional information about us described in the section below entitled “Where You Can Find Additional Information.” You should rely only on information contained in this prospectus, any prospectus supplement and any related free writing prospectus. We have not, and the Selling Securityholders have not, authorized anyone to provide you with information different from that contained in this prospectus, any prospectus supplement and any related free writing prospectus. The information contained in this prospectus is accurate only as of the date on the front cover of the prospectus. You should not assume that the information contained in this prospectus is accurate as of any other date.

The Selling Securityholders may offer and sell the securities directly to purchasers, through agents selected by the Selling Securityholders, or to or through underwriters or dealers. A prospectus supplement, if required, may describe the terms of the plan of distribution and set forth the names of any agents, underwriters or dealers involved in the sale of securities. See “Plan of Distribution.”

In this prospectus, unless the context otherwise requires, the terms “we,” “us,” “our,” “Grab,” “GHL,” “the Company” and “our company” refer to Grab Holdings Limited and its subsidiaries and consolidated affiliated entities. References to “GHI” refers to Grab Holdings Inc. and its subsidiaries and consolidated affiliated entities. When this prospectus refers to “Grab” “we,” “us,” or similar such references in the context of discussing Grab’s business or others affairs prior to the consummation of the Business Combination on December 1, 2021, it refers to the business of Grab Holdings Inc. and its subsidiaries and consolidated affiliated entities. Given that the Business Combination is accounted for as a reverse acquisition, and the accounting acquirer is Grab Holdings Inc., the post-Business Combination financial statements incorporated by reference in this prospectus show the consolidated balances and transactions of the Company and Grab Holdings Inc.

Also, in this prospectus, unless the context otherwise requires:

“Business Combination” means the Initial Merger, the Acquisition Merger and the other transactions contemplated by the Business Combination Agreement;

“Business Combination Transactions” means, collectively, the Initial Merger, the Acquisition Merger and each of the other transactions contemplated by the Business Combination Agreement, the Confidential Disclosure Agreement, dated as of February 8, 2021, between AGC and GHI, the PIPE Subscription Agreements, the Amended and Restated Forward Purchase Agreements, the Sponsor Support Agreement, the GHI Shareholder Support Agreements, the Registration Rights Agreement, the Shareholders’ Deed, the Backstop Subscription Agreement, the Sponsor Subscription Agreement, the Assignment, Assumption and Amendment Agreement, the Initial Merger Filing Documents, the Acquisition Merger Filing Documents and any other related agreements, documents or certificates entered into or delivered pursuant thereto. For details about the Business Combination Transactions and the related agreements, see “Certain Relationships and Related Person Transactions”;

“Class A Ordinary Shares” refers to Class A ordinary shares of the share capital of our company with a par value of $0.000001 each;

“Class B Ordinary Shares” refers to Class B ordinary shares of the share capital of our company with a par value of $0.000001 each;

“consumer” refers to an end-user who uses services or purchases our products offered by or through us;

“Digital Banking JV” means GXS Bank Pte. Ltd., a private limited company incorporated under the laws of Singapore, which is the joint venture entity with one of our subsidiaries and a subsidiary of Singapore Telecommunications Limited (“Singtel”) as its shareholders and is the entity through which their joint application to the MAS for a digital full bank license in Singapore was made, and the entity which together with a consortium of partners were selected to receive a full digital banking license in Malaysia, subject to meeting all of Bank Negara Malaysia’s regulatory conditions;

“driver-partner” refers to an independent third-party contractor who provides mobility and/or deliveries services on our platform;

“GMV” means gross merchandise value, representing the sum of the total dollar value of transactions from Grab’s products and services, including any applicable taxes, tips, tolls, surcharges and fees, over the period of measurement. GMV includes sales made through offline stores;

“GrabForGood Fund” means our endowment fund that aims to introduce and support programs that empower Southeast Asian communities to improve socioeconomic mobility and quality of life;

“GrabRentals” refers to our offering which facilitates vehicle rental for our driver-partners at competitive rates through our rental fleet or third-party rental services, to allow driver-partners with limited vehicle access to offer services on our platform;

“Key Executives” refers to our CEO and co-founder Anthony Tan, co-founder Tan Hooi Ling and President Maa Ming-Hokng;

“MAS” means the Monetary Authority of Singapore;

“merchant-partner” refers to online and offline merchants, restaurants and food stalls, convenience stores or retail shops or shops that sell products or services on our platform;

“NASDAQ” means the Nasdaq Stock Market;

“online food delivery” means prepared meals (food and drink) which are ordered online and delivered to the consumer. Only orders made by means of platforms are included and does not include takeaway sales, transported off premise by the consumer;

“Permitted Entities” of a Key Executive means: (i) any person in respect of which the Key Executive has, directly or indirectly (A) control over the voting of Class B Ordinary Shares held or to be transferred to that person, (B) the ability to direct or cause the direction of the management and policies of that person or any other person having authority referred to in the immediately foregoing, or (C) the operational or practical control of that person, including through the right to appoint, designate, remove or replace the person having the authority referred to in the foregoing; (ii) any trust the beneficiaries of which consist primarily of a Key Executive, his or her family members, and/or any person controlled by a trust, including, with respect to Mr. Tan, Hibiscus Worldwide Ltd.; or (iii) any person controlled by a trust described in the immediately foregoing;

“Permitted Transferee” of a holder of Class B Ordinary Shares means: (i) any Key Executive; (ii) any Key Executive’s Permitted Entities; (iii) the transferee or other recipient in any transfer of any Class B Ordinary Shares by any holder of Class B Ordinary Shares to (A) his or her family members, (B) any other relative or individual approved by the GHL board of directors, (C) any trust or estate planning entity primarily for the benefit of, or the ownership interest of which are controlled by, such holder of Class B Ordinary Shares, his or her family members and/or other trusts or estate planning entities, or any entity controlled by such a trust or estate planning entity, or (D) occurring by operation of law, including in connection with divorce proceedings; (iv) any charitable organization, foundation or similar entity; (v) GrabForGood Fund; (vi) GHL or any of its subsidiaries; and (vii) in connection with a transfer as a result of, or in connection with, the death or incapacity of a Key Executive other than Mr. Tan, any Key Executive’s family members, another holder of Class B Ordinary Shares, or a designee approved by a majority of all members of GHL’s board of directors (and Class B Directors shall form a majority of such majority of all directors); provided that (x) as a condition to the applicable transfer, any Permitted Transferee shall have adhered to the proxy to Mr. Tan; and (y) in case of any transfer of Class B Ordinary Shares pursuant to clauses (ii)-(v) above to a person who later ceases to be a Permitted Transferee, GHL may refuse registration of any subsequent transfer except back to the transferor of such Class B Ordinary Shares;

“prepared meal” means food and drink served through channels such as cafés/bars, full-service restaurants, limited-service restaurants, self-service cafeterias and street stalls/kiosks;

“receivables factoring” means the purchasing from merchants or service providers of account payables to them by consumers to whom they have provided goods or services;

“ride-hailing” means prearranged and on-demand transportation service for compensation in which drivers and passengers connect via digital applications or platforms;

“SEC” means the U.S. Securities and Exchange Commission;

“Southeast Asia” refers to Cambodia, Indonesia, Malaysia, Myanmar, the Philippines, Singapore, Thailand, and Vietnam, unless otherwise noted;

“superapp” means an integrated mobile application of many applications that aims to provide a one-stop marketplace platform with multiple offerings delivered via a single technology platform and third-party integrations;

“U.S. Dollars” and “$” means United States dollars, the legal currency of the United States; and

“Warrant” means a warrant to purchase one Class A Ordinary Share at an exercise price of $11.50 per share.

INFORMATION INCORPORATED BY REFERENCE

This registration statement incorporates by reference important information about our company that is not included in or delivered with this document. The information incorporated by reference is considered to be part of this prospectus, and the SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this prospectus. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any accompanying prospectus supplement, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. We incorporate by reference:

•
our annual report on Form 20-F for the fiscal year ended December 31, 2022 filed with the SEC on April 26, 2023;
•
the description of our Class A ordinary shares and warrants to purchase Class A ordinary shares contained in our registration statement on Form 8-A filed with the SEC on December 1, 2021, and any amendment or report filed for the purpose of updating such description;

All subsequent annual reports on Form 20-F, Form 40-F or Form 10-K that we file with the SEC and all subsequent filings on Forms 10-Q and 8-K filed by us with the SEC pursuant to the Securities Exchange Act of 1934, as amended, or “the Exchange Act,” (excluding, in each case, any information or documents deemed to be furnished and not filed with the SEC), after the date hereof and prior to the completion or termination of this offering, shall be incorporated by reference. We may incorporate by reference any reports on Form 6-K that we furnish to the SEC that we specifically identify in such form as being incorporated by reference into this prospectus after the date hereof and prior to the completion or termination of the offering of securities under this prospectus. Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents shall not create any implication that there has been no change in our affairs since the date thereof or that the information contained therein is current as of any time subsequent to its date.

Our filings with the SEC, including annual reports on Form 20-F and current reports on Form 6-K and amendments to those reports, are available free of charge on our website at www.grab.com as soon as reasonably practicable after they are filed with, or furnished to, the SEC. Our website and the information contained on that site, or connected to that site, are not incorporated into and are not a part of this prospectus. Copies of all documents incorporated by reference in this prospectus, other than exhibits to those documents unless such exhibits are specially incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:

Grab Holdings Limited

3 Media Close, #01-03/06

Singapore 138498

Tel: 855-739-7864

Attention: Investor Relations Department

You should rely only on the information that we incorporate by reference or provide in this prospectus or any accompanying prospectus supplement.

FORWARD-LOOKING STATEMENTS

This prospectus and any prospectus supplement include statements that express our opinions, expectations, beliefs, plans, objectives, assumptions or projections regarding future events or future results of operations or financial condition and therefore are, or may be deemed to be, “forward-looking statements.” These forward-looking statements are made under the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements can generally be identified by the use of forward-looking terminology, including the terms “believe,” “estimate,” “anticipate,” “expect,” “seek,” “project,” “intend,” “plan,” “may,” “will” or “should” or, in each case, their negative or other variations or comparable terminology. These forward-looking statements include all matters that are not historical facts. They appear in a number of places throughout this prospectus and include statements regarding our intentions, beliefs or current expectations concerning, among other things, our results of operations, financial condition, liquidity, prospects, growth, strategies, future market conditions or economic performance and developments in the capital and credit markets, expected future financial performance, the markets in which we operate, the macroeconomic, political and regulatory environment, the benefits and synergies of the Business Combination, including anticipated cost savings, as well as the possible or assumed future results of operations of the combined company after the consummation of the Business Combination in December 2021. Such forward-looking statements are based on available current market material and management’s expectations, beliefs and forecasts concerning future events impacting us. Factors that may impact such forward-looking statements include:

•
Developments related to the COVID-19 pandemic, including, among others, with respect to recovery of economies from the COVID-19 pandemic, numbers of COVID-19 cases, the occurrence of new COVID-19 strains and any reinstatement of COVID restriction measures such as stay-at-home orders and social distancing measures should new COVID-19 outbreaks occur;
•
The regulatory environment and changes in laws, regulations or policies in the jurisdictions in which we operate;
•
Our ability to successfully compete in highly competitive industries and markets;
•
Our ability to reduce incentives paid to driver-partners, merchant-partners and consumers;
•
Our ability to continue to adjust our offerings to meet market demand, attract users to our platform and grow our ecosystem;
•
Political instability in the jurisdictions in which we operate;
•
Breaches of laws or regulations in the operation and management of our current and future businesses and assets;
•
The overall economic environment and general market and economic conditions in the jurisdictions in which we operate and the global economic condition;
•
Our ability to execute our strategies, manage growth and maintain our corporate culture as we grow;
•
Our anticipated investments in new products and offerings, and the effect of these investments on our results of operations;
•
Changes in the need for capital and the availability of financing and capital to fund these needs;
•
Anticipated technology trends and developments and our ability to address those trends and developments with our products and offerings;
•
The safety, affordability, convenience and breadth of our platform and offerings;
•
Changes in interest rates or rates of inflation;
•
Exchange rate fluctuations;
•
Man-made or natural disasters, including war, acts of international or domestic terrorism, civil disturbances, occurrences of catastrophic events and acts of God such as floods, earthquakes, wildfires, typhoons and other adverse weather and natural conditions that may directly or indirectly affect our business or assets;
•
The loss of key personnel and the inability to replace such personnel on a timely basis or on acceptable terms;
•
Legal, regulatory and other proceedings;
•
Our ability to maintain the listing of our securities on NASDAQ; and
•
The results of any future financing efforts.

The forward-looking statements contained in this prospectus are based on our current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the heading “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of the assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We do not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. In light of these risks and uncertainties, you should keep in mind that any event described in a forward-looking statement made in this prospectus or elsewhere might not occur.

OUR COMPANY

Overview

Southeast Asia’s leading superapp

We are Southeast Asia’s leading superapp, operating primarily across the deliveries, mobility and digital financial services sectors in over 500 cities across eight countries in the region—Cambodia, Indonesia, Malaysia, Myanmar, the Philippines, Singapore, Thailand and Vietnam. We enable millions of people each day to access driver- and merchant-partners to order food or groceries, send packages, hail a ride or taxi, pay for online purchases or access services such as lending, insurance and wealth management. Our platform enables important high frequency hyperlocal consumer services—all through a single app. According to the research done by Euromonitor for Indonesia, Malaysia, the Philippines, Singapore, Thailand and Vietnam, Grab continued to be the category leader in Southeast Asia in 2022 by GMV in online food delivery and ride-hailing.

Our Offerings

The Grab ecosystem is a single, seamless platform brought to life through three superapps, one each for our driver- and merchant-partners and consumers. Together these superapps help our driver- and merchant-partners connect with millions of Southeast Asians consumers seeking hyperlocal services made available through our platform, which includes our deliveries, mobility and financial services offerings.

Deliveries—Our deliveries platform connects our driver- and merchant-partners with consumers to create a local logistics platform, facilitating on-demand and scheduled delivery of a wide variety of daily necessities including in selected markets, ready-to-eat meals and groceries, as well as point-to-point package delivery. With the acquisition of a majority economic interest in Jaya Grocer, we also operate supermarkets in Malaysia, which enables us to bring the convenience of on-demand grocery delivery to more consumers in the country.

Mobility—Our mobility offerings connect our driver-partners with consumers seeking rides across a wide variety of multi-modal mobility options including private cars, taxis, motorcycles in certain countries, and shared mobility options such as carpooling in selected markets. It also includes GrabRentals, which facilitates vehicle rental for our driver-partners to allow driver-partners (with otherwise limited vehicle access) to be able to offer services through our platform.

Financial Services—Our financial services offerings include digital solutions offered by and with our partners to address the financial needs of driver- and merchant-partners and consumers, including digital payments, lending, receivables factoring, insurance distribution and wealth management in selected markets. The Grab-Singtel consortium, the Digital Banking JV, has been issued a digital full bank license in Singapore. In May 2022, the Digital Banking JV received approval from the MAS to commence restricted business activities, but has yet to receive approval to commence full business activities. The Digital Banking JV together with a consortium of partners was also selected to receive a full digital banking license in Malaysia, subject to meeting all of Bank Negara Malaysia’s regulatory conditions.

Enterprise and New Initiatives—We have a growing suite of enterprise offerings including GrabAds, our advertising and marketing offerings and GrabMaps, our mapping and location-based service. In addition, our partners offer other lifestyle services to consumers through our superapp, including hotel bookings, subscriptions and more in certain countries.

The key to our platform is the relevance of our offerings to consumers’ everyday lives from the time the consumer wakes up and orders breakfast, commutes to and from the workplace, all the way to the evening when the consumer orders dinner, pays for bills or shops online. We focus on everyday transactions such as transportation, eating, shopping, digital payments and other financial services. At a touch of a button, consumers have access to all offerings on our platform through a single mobile application.

In a region as geographically diverse as Southeast Asia, the offerings on our platform have a wide geographic coverage, operating in capital cities, major commercial and tourist cities, as well as non-tier 1 cities and towns across Southeast Asia. Our application offers localized offerings and personalized experiences based on the consumer’s location.

Foreign Private Issuer

We are subject to the information reporting requirements of the Exchange Act that are applicable to “foreign private issuers,” and under those requirements we file reports with the SEC. As a foreign private issuer, we are not subject to the same requirements that are imposed upon U.S. domestic issuers by the SEC. Under the Exchange Act, we are subject to reporting obligations that, in certain respects, are less detailed and less frequent than those of U.S. domestic reporting companies. For example, we are not required to issue quarterly reports, proxy statements that comply with the requirements applicable to U.S. domestic reporting companies, or individual executive compensation information that is as detailed as that required of U.S. domestic reporting companies. We also have four months after the end of each fiscal year to file our annual reports with the SEC and are not required to file current reports as frequently or promptly as U.S. domestic reporting companies. Furthermore, our officers, directors and principal shareholders are exempt from the requirements to report transactions in our equity securities and from the short-swing profit liability provisions contained in Section 16 of the Exchange Act. As a foreign private issuer, we are also not subject to the requirements of Regulation FD promulgated under the Exchange Act. These exemptions and leniencies reduce the frequency and scope of information and protections available to you in comparison to those applicable to shareholders of U.S. domestic reporting companies.

Our Corporate Information

We are a holding limited company incorporated under the laws of the Cayman Islands. Our principal executive office is located at 3 Media Close, #01-03/06, Singapore 138498 and our telephone number is 855-739-7864. Our website is https://grab.com/sg/. The information contained in, or accessible through, our website does not constitute a part of this prospectus. The SEC maintains an internet site that contains reports, proxy and information statements, and other information that issuers, such as we, file electronically, with the SEC at www.sec.gov.

Our agent for service of process in the United States is Puglisi & Associates, 850 Library Avenue, Suite 204, Newark, Delaware 19711.

THE OFFERING

The summary below describes the principal terms of the offering. The “Description of Share Capital” section of this prospectus contains a more detailed description of the Company’s Class A Ordinary Shares and Warrants.

Securities being registered for resale by the Selling Securityholders named in the prospectus	(i) 2,256,914,833 Class A Ordinary Shares; (ii) 15,500,000 Class A Ordinary Shares issuable upon the exercise of the Warrants; and (iii) 15,500,000 Warrants.

Terms of Warrants	Each Warrant entitles the holder to purchase one Class A Ordinary Share at a price of $11.50 per share. Our Warrants expire on December 2, 2026 at 5:00 p.m., New York City time.

Offering prices

The securities offered by this prospectus may be offered and sold at prevailing market prices, privately negotiated prices or such other prices as the Selling Securityholders may determine. See “Plan of Distribution.”

Ordinary shares issued and outstanding prior to any exercise of Warrants	3,747,115,325 Class A Ordinary Shares and 120,327,102 Class B Shares as of February 28, 2023.

Warrants issued and outstanding	25,999,981 Warrants as of February 28, 2023.

Use of proceeds

All of the securities offered by the Selling Securityholders pursuant to this prospectus will be sold by the Selling Securityholders for their respective accounts. We will not receive any of the proceeds from such sales, except with respect to amounts received by the Company upon exercise of the Warrants to the extent such Warrants are exercised for cash.

Dividend policy

We have never declared or paid any cash dividend on our Class A Ordinary Shares. We currently intend to retain any future earnings and do not expect to pay any dividends in the foreseeable future. Any further determination to pay dividends on our ordinary shares would be at the discretion of our board of directors, subject to applicable laws, and would depend on our financial condition, results of operations, capital requirements, general business conditions, and other factors that our board of directors may deem relevant.

Market for our Class A Ordinary Shares and Warrants	Our Class A Ordinary Shares and Warrants are listed on NASDAQ under the trading symbols “GRAB” and “GRABW,” respectively.

Risk factors	Prospective investors should carefully consider the “Risk Factors” for a discussion of certain factors that should be considered before buying the securities offered hereby.

RISK FACTORS

Investing in our securities involves risk. Before you decide to buy our securities, you should carefully consider the risks described in our most recent annual report on Form 20-F, which is incorporated herein by reference, as well as the risks that are described in any accompanying prospectus supplement and in other documents incorporated by reference into this prospectus. If any of these risks actually occurs, our business, financial condition and results of operations could suffer. As a result, the market price of our securities would decline, and you could lose all or part of your investment. Additionally, the risks and uncertainties incorporated by reference or included in this prospectus or any accompanying prospectus supplement are not the only risks and uncertainties that we face. Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial may become material and adversely affect our business.

USE OF PROCEEDS

All of the Class A Ordinary Shares and the Warrants offered by the Selling Securityholders pursuant to this prospectus will be sold by the Selling Securityholders for their respective accounts. We will not receive any of the proceeds from such sales. We will pay certain expenses associated with the registration of the securities covered by this prospectus, as described in the section titled “Plan of Distribution.”

DIVIDEND POLICY

We have never declared or paid any cash dividend on our Class A Ordinary Shares. We currently intend to retain any future earnings and do not expect to pay any dividends in the foreseeable future. Any further determination to pay dividends on our ordinary shares would be at the discretion of our board of directors, subject to applicable laws, and would depend on our financial condition, results of operations, capital requirements, general business conditions, and other factors that our board of directors may deem relevant.

SELLING SECURITYHOLDERS

This prospectus relates to the possible offer and sale from time to time of up to 2,256,914,833 Class A Ordinary Shares and 15,500,000 Warrants by the Selling Securityholders.

The Selling Securityholders may from time to time offer and sell any or all of the securities set forth below pursuant to this prospectus. When we refer to the “Selling Securityholders” in this prospectus, we mean the persons listed in the tables below, and the pledgees, donees, transferees, assignees, successors and others who later come to hold any of the Selling Securityholders’ interest in our securities after the date of this prospectus.

The table below sets forth information known to Grab as of March 24, 2023 regarding the Selling Securityholders for which we are registering securities for resale to the public, their beneficial ownership of Class A Ordinary Shares and Warrants, and the amount of Class A Ordinary Shares and Warrants that may be offered from time to time by the Selling Securityholders pursuant to this prospectus. The individuals and entities listed below have beneficial ownership over their respective securities. The SEC has defined “beneficial ownership” of a security to mean the possession, directly or indirectly, of voting power and/or investment power over such security. A shareholder is also deemed to be, as of any date, the beneficial owner of all securities that such shareholder has the right to acquire within 60 days after that date through (i) the exercise of any option, warrant or right, (ii) the conversion of a security, (iii) the power to revoke a trust, discretionary account or similar arrangement, or (iv) the automatic termination of a trust, discretionary account or similar arrangement. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, ordinary shares subject to options or other rights (as set forth above) held by that person that are currently exercisable, or will become exercisable within 60 days thereafter, are deemed outstanding, while such shares are not deemed outstanding for purposes of computing percentage ownership of any other person.

The securities held by certain of the Selling Securityholders are subject to transfer restrictions. See the section titled “Certain Relationships and Related Person Transactions.”

We cannot advise you as to whether the Selling Securityholders will in fact sell any or all of such securities. In addition, the Selling Securityholders may sell, transfer or otherwise dispose of, at any time and from time to time, the ordinary shares in transactions exempt from the registration requirements of the Securities Act after the date of this prospectus, subject to applicable law.

Selling Securityholder information for each additional Selling Securityholder, if any, will be set forth by prospectus supplement to the extent required prior to the time of any offer or sale of such Selling Securityholder’s securities pursuant to this prospectus. Any prospectus supplement may add, update, substitute, or change the information contained in this prospectus, including the identity of each Selling Securityholder and the number of Ordinary Shares registered on its behalf. A Selling Securityholder may sell all, some or none of such securities in this offering. See the section titled “Plan of Distribution.”

	Securities beneficially owned prior to this offering		Securities to be sold in this offering		Securities beneficially owned after this offering
Name of Selling Securityholder	Class A Ordinary Shares	Warrants	Class A Ordinary Shares	Warrants	Class A Ordinary Shares(1)(2)	%(1)(2)	Warrants(1)(2)	%(1)(2)
Altimeter Growth Holdings(3)	12,275,000	12,000,000	12,275,000	12,000,000	—	—	—	—
Richard N Barton(4)	375,000	—	375,000	—	—	—	—	—
Aishetu Fatima Dozie(5)	75,000	—	75,000	—	—	—	—	—
Dev Ittycheria(6)	75,000	—	75,000	—	—	—	—	—
Altimeter Partners Fund, L.P.(7)	—	3,502,000	—	3,500,000	—	—	2,000	*
Morgan Stanley Investment Funds, Counterpoint Global Fund(8)	23,251	—	4,630	—	18,621	*	—	—
Morgan Stanley Institutional Fund Inc, Counterpoint Global Portfolio(9)	34,509	—	10,646	—	23,863	*	—	—
Morgan Stanley Investment Funds, Asia Opportunity Fund(10)	51,368,719	—	7,245,742	—	44,122,977	*	—	—
Morgan Stanley Investment Funds, Developing Opportunity Fund(11)	1,344,416	—	285,658	—	1,058,758	*	—	—
Morgan Stanley Institutional Fund Inc., Global Insight Portfolio(12)	1,887,424	—	358,845	—	1,528,579	*	—	—
Morgan Stanley Investment Funds, Global Advantage Fund(13)	8,377,046	—	977,038	—	7,400,008	*	—	—
Morgan Stanley Investment Funds, US Insight Fund(14)	528,154	—	150,801	—	377,353	*	—	—
Nissan North America, Inc., Employee Retirement Plan Master Trust(15)	352,509	—	82,266	—	270,243	*	—	—
The Municipal Employees’ Pension Fund(16)	894,402	—	128,275	—	766,127	*	—	—
Morgan Stanley Investment Funds—Global Opportunity Fund(17)	67,201,810	—	16,982,775	—	50,219,035	*	—	—
Pensiondanmark Pensionsforsikringsaktieselskab(18)	1,318,629	—	298,626	—	1,020,003	*	—	—
Public Employees Pension Board(19)	3,000,875	—	411,391	—	2,589,484	*	—	—

	Securities beneficially owned prior to this offering		Securities to be sold in this offering		Securities beneficially owned after this offering
Name of Selling Securityholder	Class A Ordinary Shares	Warrants	Class A Ordinary Shares	Warrants	Class A Ordinary Shares(1)(2)	%(1)(2)	Warrants(1)(2)	%(1)(2)
EuroPacific Growth Fund(20)	27,853,323	—	26,602,915	—	1,250,408	*	—	—
Capital Group EuroPacific Growth Trust (US)(21)	369,204	—	281,300	—	87,904	*	—	—
Emerging Markets Growth Fund, Inc.(22)	1,249,028	—	1,249,028	—	—	—	—	—
Emerging Markets Equity Fund(23)	1,045,484	—	1,045,484	—	—	—	—	—
Capital Group, Emerging Markets Growth Fund (LUX)(24)	193,262	—	193,262	—	—	—	—	—
Capital Group, Emerging Markets Restricted Equity Common Trust (US)(25)	312,588	—	312,588	—	—	—	—	—
Capital Group Asian Horizon Fund (LUX)(26)	7,126	—	7,126	—	—	—	—	—
Capital Group New World Fund (LUX)(27)	78,730	—	78,730	—	—	—	—	—
New World Fund, Inc.(28)	11,425,948	—	11,425,948	—	—	—	—	—
American Funds Insurance Series International Fund(29)	4,196,198	—	2,632,544	—	1,563,654	*	—	—
American Funds Insurance Series New World Fund(30)	853,798	—	853,798	—	—	—	—	—
AmanahRaya Trustees Berhad (Registration No.200701008892 (766894-T)) in its capacity as trustee for Amanah Saham(31)	14,625,202	—	14,625,202	—	—	—	—	—
AmanahRaya Trustees Berhad (Registration No.200701008892 (766894-T)) in its capacity as trustee for Amanah Saham Bumiputera 2(32)	1,086,877	—	1,086,877	—	—	—	—	—
AmanahRaya Trustees Berhad (Registration No.200701008892 (766894-T)) in its capacity as trustee for Amanah Saham Bumiputera 3(33)	652,126	—	652,126	—	—	—	—	—
AmanahRaya Trustees Berhad (Registration No.200701008892 (766894-T)) in its capacity as trustee for Amanah Saham Malaysia(34)	1,930,321	—	1,930,321	—	—	—	—	—
AmanahRaya Trustees Berhad (Registration No.200701008892 (766894-T)) in its capacity as trustee for Amanah Saham Malaysia 2—Wawasan(35)	2,050,610	—	2,050,610	—	—	—	—	—
AmanahRaya Trustees Berhad (Registration No.200701008892 (766894-T)) in its capacity as trustee for Amanah Saham Malaysia 3—Didik(36)	1,315,675	—	1,315,675	—	—	—	—	—
AmanahRaya Trustees Berhad (Registration No.200701008892 (766894-T)) in its capacity as trustee for Amanah Saham Nasional(37)	282,576	—	282,576	—	—	—	—	—
AmanahRaya Trustees Berhad (Registration No.200701008892 (766894-T)) in its capacity as trustee for ASN Equity 2(38)	217,376	—	217,376	—	—	—	—	—
AmanahRaya Trustees Berhad (Registration No.200701008892 (766894-T)) in its capacity as trustee for ASN Equity 3(39)	509,053	—	509,053	—	—	—	—	—
AmanahRaya Trustees Berhad (Registration No.200701008892 (766894-T)) in its capacity as trustee for ASN Equity 5(40)	104,285	—	104,285	—	—	—	—	—
AmanahRaya Trustees Berhad (Registration No.200701008892 (766894-T)) in its capacity as trustee for ASN Imbang (Mixed Asset Balanced) 1(41)	311,647	—	311,647	—	—	—	—	—
AmanahRaya Trustees Berhad (Registration No.200701008892 (766894-T)) in its capacity as trustee for ASN Imbang (Mixed Asset Balanced) 2(42)	444,864	—	444,864	—	—	—	—	—

	Securities beneficially owned prior to this offering		Securities to be sold in this offering		Securities beneficially owned after this offering
Name of Selling Securityholder	Class A Ordinary Shares	Warrants	Class A Ordinary Shares	Warrants	Class A Ordinary Shares(1)(2)	%(1)(2)	Warrants(1)(2)	%(1)(2)
AmanahRaya Trustees Berhad (Registration No.200701008892 (766894-T)) in its capacity as trustee for ASN Imbang (Mixed Asset Balanced) 3 Global(43)	554,860	—	554,860	—	—	—	—	—
AmanahRaya Trustees Berhad (Registration No.200701008892 (766894-T)) in its capacity as trustee for ASN Sara (Mixed Asset Conservative) 1(44)	681,097	—	681,097	—	—	—	—	—
AmanahRaya Trustees Berhad (Registration No.200701008892 (766894-T)) in its capacity as trustee for ASN Sara (Mixed Asset Conservative) 2(45)	450,396	—	450,396	—	—	—	—	—
Permodalan Nasional Berhad IFM(46)	2,246,806	—	2,246,806	—	—	—	—	—
Permodalan Nasional Berhad, IFMMMF(47)	36,229	—	36,229	—	—	—	—	—
College Retirement Equities Fund on behalf of CREF Stock Account(48)	2,783,548	—	1,771,100	—	1,012,448	*	—	—
College Retirement Equities Fund on behalf of CREF Growth Account(49)	8,050,962	—	8,050,962	—	—	—	—	—
TIAA-CREF Funds on behalf of TIAA-CREF Large-Cap Growth Fund(50)	3,133,698	—	3,133,698	—	—	—	—	—
TIAA-CREF Funds on behalf of TIAA-CREF Mid-Cap Growth Fund(51)	1,538,326	—	814,235	—	724,091	*	—	—
TIAA-CREF Life Funds on behalf of TIAA-CREF Life Growth Equity Fund(52)	77,546	—	77,546	—	—	—	—	—
T. Rowe Price Associates, Inc, T. Rowe Price Global Equity Fund(53)	2,789,319	—	2,789,319	—	—	—	—	—
T. Rowe Price Associates, Inc, T. Rowe Price Global Growth Stock Fund(54)	775,987	—	775,987	—	—	—	—	—
T. Rowe Price Associates, Inc, Equipsuper Pty Ltd as Trustee for Equipsuper Superannuation Fund(55)	450,717	—	450,717	—	—	—	—	—
T. Rowe Price Associates, Inc, Campbell Pension Plans, Master Retirement Trust(56)	26,305	—	26,305	—	—	—	—	—
T. Rowe Price Associates, Inc, T. Rowe Price Global Growth Equity Pool(57)	575,697	—	575,697	—	—	—	—	—
T. Rowe Price Associates, Inc, Public Service Pension Plan Fund(58)	190,761	—	190,761	—	—	—	—	—
T. Rowe Price Associates, Inc, Teachers’ Pension Plan Fund(59)	205,388	—	205,388	—	—	—	—	—
T. Rowe Price Associates, Inc, T. Rowe Price Global Growth Equity Trust(60)	316,297	—	316,297	—	—	—	—	—
T. Rowe Price Associates, Inc, Canada Life Global Growth Equity Fund (T. Rowe Price)(61)	22,281	—	22,281	—	—	—	—	—
T. Rowe Price Associates, Inc, Delaware Public Employees’ Retirement System(62)	670,595	—	670,595	—	—	—	—	—
T. Rowe Price Associates, Inc, Arlington County Employees’ Retirement System(63)	133,472	—	133,472	—	—	—	—	—
Brown Brothers Harriman & Co. FBO Fidelity Funds on behalf of Fidelity Funds, Asian Special Situations(64)	2,974,159	—	2,974,159	—	—	—	—	—
Brown Brothers Harriman & Co. FBO Fidelity Funds on behalf of Fidelity Funds(65)	2,739,344	—	2,739,344	—	—	—	—	—
Evans Investments Pte Ltd(66)	10,000,000	—	10,000,000	—	—	—	—	—
MIC Capital Partners (Public) Parallel Cayman, LP(67)	5,000,000	—	5,000,000	—	—	—	—	—
Massachusetts Institute of Technology(68)	3,200,000	—	3,200,000	—	—	—	—	—
238 Plan Associates LLC(69)	800,000	—	800,000	—	—	—	—	—
Clearlake Flagship Plus Partners, Master Fund, L.P.(70)	8,500,000	500,000	3,000,000	—	5,500,000	*	500,000	*
Select International Equity Managed Fund(71)	45,192	—	45,192	—	—	—	—	—
Emerging Markets Equity Corporate Class(72)	252,995	—	252,995	—	—	—	—	—
CI Global Alpha Innovators Corporate Class(73)	1,692,407	—	1,692,407	—	—	—	—	—
Select International Equity Managed Corporate Class(74)	8,551	—	8,551	—	—	—	—	—
CI Emerging Markets Corporate Class(75)	449,908	—	449,908	—	—	—	—	—
CI Asian Opportunities Fund(76)	24,635	—	24,635	—	—	—	—	—
CI Asian Opportunities Corporate Class(77)	5,715	—	5,715	—	—	—	—	—
CI Emerging Markets Fund(78)	134,102	—	134,102	—	—	—	—	—

	Securities beneficially owned prior to this offering		Securities to be sold in this offering		Securities beneficially owned after this offering
Name of Selling Securityholder	Class A Ordinary Shares	Warrants	Class A Ordinary Shares	Warrants	Class A Ordinary Shares(1)(2)	%(1)(2)	Warrants(1)(2)	%(1)(2)
Emerging Markets Equity Pool(79)	386,495	—	386,495	—	—	—	—	—
Booth & Co. on behalf of Barings International Umbrella Fund, Barings ASEAN Frontiers Fund(80)	1,518,000	—	1,518,000	—	—	—	—	—
Booth & Co. on behalf of Barings International Umbrella Fund, Barings Asia Growth Fund(81)	861,000	—	861,000	—	—	—	—	—
Booth & Co. on behalf of Barings Eastern Trust(82)	821,000	—	821,000	—	—	—	—	—
President & Fellows of Harvard College(83)	9,301,490	—	2,000,000	—	7,301,490	*	—	—
Highline Investments LLC(84)	1,500,000	—	1,500,000	—	—	—	—	—
Kwidnet Holdings LLC(85)	500,000	—	500,000	—	—	—	—	—
Topia Ventures, LLC(86)	1,500,000	—	1,500,000	—	—	—	—	—
Arena Capital Advisors, LLC Arena Capital Fund, LP—Series 6(87)	400,000	—	400,000	—	—	—	—	—
GPI Capital Guardian Holdco LP(88)	1,500,000	—	1,500,000	—	—	—	—	—
Chescaplq LLC(89)	1,300,138	100,000	248,965	—	1,051,173	*	100,000	*
Janchor Partners Pan-Asian Master Fund(90)	1,000,000	—	1,000,000	—	—	—	—	—
Gobi Master Fund Ltd.(91)	500,000	—	500,000	—	—	—	—	—
Octahedron Master Fund, L.P.(92)	100,000	—	100,000	—	—	—	—	—
White Willow Limited(93)	2,000,000	—	2,000,000	—	—	—	—	—
Two Trees Family Holdings Pte. Ltd.(94)	2,000,000	—	2,000,000	—	—	—	—	—
Isla Asia Limited(95)	3,000,000	—	3,000,000	—	—	—	—	—
Davinia Investment Ltd(96)	3,000,000	—	3,000,000	—	—	—	—	—
JS Oasis Limited(97)	1,000,000	—	1,000,000	—	—	—	—	—
Sarath Ratanavadi(98)	1,800,000	—	1,800,000	—	—	—	—	—
Phileo Capital Limited(99)	500,000	—	500,000	—	—	—	—	—
Trinidas Limited(100)	350,000	—	350,000	—	—	—	—	—
Kuang Ming Investments Pte Limited(101)	2,000,000	—	2,000,000	—	—	—	—	—
Soo Hoo Khoon Peng(102)	150,000	—	150,000	—	—	—	—	—
Catcha Investments Ltd(103)	100,000	—	100,000	—	—	—	—	—
LightVC, Ltd.(104)	1,250,000	—	1,250,000	—	—	—	—	—
Alvin Sariaatmadja(105)	2,500,000	—	2,500,000	—	—	—	—	—
Sing Lun Industrial Pte Ltd(106)	100,000	—	100,000	—	—	—	—	—
The 2018 Yuan and Zhang Revocable Trust(107)	300,000	—	300,000	—	—	—	—	—
Antelle Holding Limited(108)	100,000	—	100,000	—	—	—	—	—
Leland A. Philip and Co. Limited(109)	200,000	—	200,000	—	—	—	—	—
Krian Upatkoon(110)	200,000	—	200,000	—	—	—	—	—
Chen Jianwen(111)	200,000	—	200,000	—	—	—	—	—
Martua Sitorus(112)	500,000	—	500,000	—	—	—	—	—
Wee Wei Chi(113)	50,000	—	50,000	—	—	—	—	—
Supreme Island Corporation(114)	1,750,000	—	1,750,000	—	—	—	—	—
Wee Ee Cheong(115)	100,000	—	100,000	—	—	—	—	—
Wee Ee Lim(116)	100,000	—	100,000	—	—	—	—	—
Chubb Tempest Reinsurance Ltd.(117)	2,500,000	—	2,500,000	—	—	—	—	—
Pelago Holdings(118)	400,000	—	400,000	—	—	—	—	—
Poonen Capital LLC(119)	50,000	—	50,000	—	—	—	—	—
Takao Yasuda(120)	1,000,000	—	1,000,000	—	—	—	—	—
RHB Trustees Berhad (as trustee for Areca Focus UniGrowth Fund)(121)	2,000,000	—	2,000,000	—	—	—	—	—
TXX Family Trust(122)	200,000	—	200,000	—	—	—	—	—
ACP Global Fund SPC Value Segregated Portfolio(123)	934,000	—	934,000	—	—	—	—	—
Lim Hock Chee(124)	400,000	—	400,000	—	—	—	—	—
SVF Investments (UK) Limited(125)	699,175,218	—	699,175,218	—	—	—	—	—
Marvelous Yarra Limited(126)	271,180,007	—	271,180,007	—	—	—	—	—
Didi Global Inc.(127)	8,995,300	—	8,995,300	—	—	—	—	—
Uber Technologies, Inc.(128)	535,902,982	—	535,902,982	—	—	—	—	—
Toyota Motor Corporation(129)	222,906,079	—	222,906,079	—	—	—	—	—
MUFG Bank, Limited(130)	142,913,428	—	142,913,428	—	—	—	—	—
MUFG Innovation Partners No.1 Investment Partnership(131)	2,114,733	—	2,114,733	—	—	—	—	—
Krungsri Finnovate Company Limited(132)	4,229,465	—	4,229,465	—	—	—	—	—
Anthony Tan Ping Yeow(133)	84,500,451	—	83,549,426	—	951,025	*	—	—
Hibiscus Worldwide Ltd.(134)	19,492,330	—	19,492,330	—	—	—	—	—
Ming-Hokng Maa(135)	*	—	11,830,161	—	*	*	—	—
Ming-Hokng Maa, in his capacity as trustee of The Ming-Hokng Maa 2021(136)	*	—	659,646	—	*	*	—	—

	Securities beneficially owned prior to this offering		Securities to be sold in this offering		Securities beneficially owned after this offering
Name of Selling Securityholder	Class A Ordinary Shares	Warrants	Class A Ordinary Shares	Warrants	Class A Ordinary Shares(1)(2)	%(1)(2)	Warrants(1)(2)	%(1)(2)
Ming-Hokng Maa, in his capacity as trustee of The Maa-Liao Revocable Trust(137)	*	—	11,184,459	—	*	*	—	—
Tan Hooi Ling(138)	*	—	31,745,401	—	*	*	—	—
Oey Peter Henry(139)	*	—	1,933,095	—	*	*	—	—
Ong Chin Yin(140)	*	—	2,447,508	—	*	*	—	—
Ng Shin Ein(141)	*	—	186,633	—	*	*	—	—
Jay Oliver(142)	*	—	432,692	—	*	*	—	—
Andrew Geoffrey Mills(143)	*	—	216,026	—	—	—	—	—

* Represents beneficial ownership of less than 1% of our company’s total outstanding Ordinary Shares.

(1)
The percentage of Ordinary Shares and Warrants beneficially owned is computed on the basis of 3,867,442,427 Ordinary Shares and 25,999,981 Warrants outstanding, respectively, on February 28, 2023.
(2)
Assumes the sale of all securities offered in this prospectus.
(3)
The business address of Altimeter Growth Holdings is 2550 Sand Hill Road STE 150, Menlo Park, CA 94025.
(4)
Consists of (i) 75,000 Class A Ordinary Shares held directly by Richard N. Barton and (ii) 300,000 Class A Ordinary Shares held by Barton Ventures II, LLC. Richard N. Barton serves as the sole manager and exercises voting and dispositive power over the Class A Ordinary Shares held by Barton Ventures II, LLC. The business address of Richard N. Barton is 1301 Second Avenue, Floor 31, Seattle, WA 98101.
(5)
The business address of Aishetu Fatima Dozie is c/o Altimeter Growth Corp., 2550 Sand Hill Road STE 150, Menlo Park, CA 94025.
(6)
The business address of Dev Ittycheria is c/o Altimeter Growth Corp., 2550 Sand Hill Road STE 150, Menlo Park, CA 94025.
(7)
The business address of Altimeter Partners Fund, L.P. is c/o Altimeter Capital Management, LP, Attn: John Kiernan, One International Place, Suite 4610, Boston, MA 02110.
(8)
The business address of Morgan Stanley Investment Funds – Counterpoint Global Fund is Morgan Stanley Investment Management, Inc. as Investment Manager, 522 Fifth Avenue, New York, NY 10036.
(9)
The business address of Morgan Stanley Institutional Fund Inc – Counterpoint Global Portfolio is Morgan Stanley Investment Management, Inc. as Investment Manager, 522 Fifth Avenue, New York, NY 10036.
(10)
The business address of Morgan Stanley Investment Funds—Asia Opportunity Fund is Morgan Stanley Investment Management, Inc. as Investment Manager, 522 Fifth Avenue, New York, NY 10036.
(11)
The business address of Morgan Stanley Investment Funds—Developing Opportunity Fund is Morgan Stanley Investment Management, Inc. as Investment Manager, 522 Fifth Avenue, New York, NY 10036.
(12)
The business address of Morgan Stanley Institutional Fund Inc—Global Insight Portfolio is Morgan Stanley Investment Management, Inc. as Investment Manager, 522 Fifth Avenue, New York, NY 10036.
(13)
The business address of Morgan Stanley Investment Funds—Global Advantage Fund is Morgan Stanley Investment Management, Inc. as Investment Manager, 522 Fifth Avenue, New York, NY 10036.
(14)
The business address of Morgan Stanley Investment Funds—US Insight Fund is Morgan Stanley Investment Management, Inc. as Investment Manager, 522 Fifth Avenue, New York, NY 10036.
(15)
The business address of Nissan North America, Inc. Employee Retirement Plan Master Trust is Morgan Stanley Investment Management, Inc. as Investment Manager, 522 Fifth Avenue, New York, NY 10036.
(16)
The business address of The Municipal Employees’ Pension Fund is Morgan Stanley Investment Management, Inc. as Investment Manager, 522 Fifth Avenue, New York, NY 10036.
(17)
The business address of Morgan Stanley Investment Funds—Global Opportunity Fund is Morgan Stanley Investment Management, Inc. as Investment Manager, 522 Fifth Avenue, New York, NY 10036.
(18)
The business address of Pensiondanmark Pensionsforsikringsaktieselskab is Morgan Stanley Investment Management, Inc. as Investment Manager, 522 Fifth Avenue, New York, NY 10036.
(19)
The business address of Public Employees Pension Board is Morgan Stanley Investment Management, Inc. as Investment Manager, 522 Fifth Avenue, New York, NY 10036.
(20)
The business address for EuroPacific Growth Fund is c/o Capital Research and Management Company, 333 South Hope Street, 55th Floor, Los Angeles, CA 90071.
(21)
The business address for Capital Group EuroPacific Growth Trust (US) is c/o Capital Research and Management Company, 333 South Hope Street, 55th Floor, Los Angeles, CA 90071.
(22)
The business address for Emerging Markets Growth Fund, Inc. is c/o Capital Research and Management Company, 333 South Hope Street, 55th Floor, Los Angeles, CA 90071.
(23)
The business address for Emerging Markets Equity Fund is c/o Capital Research and Management Company, 333 South Hope Street, 55th Floor, Los Angeles, CA 90071.
(24)
The business address for Capital Group Emerging Markets Growth Fund (LUX) is c/o Capital Research and Management Company, 333 South Hope Street, 55th Floor, Los Angeles, CA 90071.
(25)
The business address for Capital Group, Emerging Markets Restricted Equity Common Trust (US) is c/o Capital Research and Management Company, 333 South Hope Street, 55th Floor, Los Angeles, CA 90071.

(26)
The business address for Capital Group Asian Horizon Fund (LUX) is c/o Capital Research and Management Company, 333 South Hope Street, 55th Floor, Los Angeles, CA 90071.
(27)
The business address for Capital Group New World Fund (LUX) is c/o Capital Research and Management Company, 333 South Hope Street, 55th Floor, Los Angeles, CA 90071.
(28)
The business address for New World Fund, Inc. is c/o Capital Research and Management Company, 333 South Hope Street, 55th Floor, Los Angeles, CA 90071.
(29)
The business address for American Funds Insurance Series—International Fund is c/o Capital Research and Management Company, 333 South Hope Street, 55th Floor, Los Angeles, CA 90071.
(30)
The business address for American Funds Insurance Series—New World Fund is c/o Capital Research and Management Company, 333 South Hope Street, 55th Floor, Los Angeles, CA 90071.
(31)
The business address of AmanahRaya Trustees Berhad-Amanah Saham Bumiputera is Level 14, Wisma AmanahRaya, No 2, Jalan Ampang, 50508 Kuala Lumpur, Malaysia.
(32)
The business address of AmanahRaya Trustees Berhad-Amanah Saham Bumiputera 2 is Level 14, Wisma AmanahRaya, No 2, Jalan Ampang, 50508 Kuala Lumpur, Malaysia.
(33)
The business address of AmanahRaya Trustees Berhad-Amanah Saham Bumiputera 3—Didik is Level 14, Wisma AmanahRaya, No 2, Jalan Ampang, 50508 Kuala Lumpur, Malaysia.
(34)
The business address of AmanahRaya Trustees Berhad-Amanah Saham Malaysia is Level 14, Wisma AmanahRaya, No 2, Jalan Ampang, 50508 Kuala Lumpur, Malaysia.
(35)
The business address of AmanahRaya Trustees Berhad-Amanah Saham Malaysia 2—Wawasan is Level 14, Wisma AmanahRaya, No 2, Jalan Ampang, 50508 Kuala Lumpur, Malaysia.
(36)
The business address of AmanahRaya Trustees Berhad-Amanah Saham Malaysia 3 is Level 14, Wisma AmanahRaya, No 2, Jalan Ampang, 50508 Kuala Lumpur, Malaysia.
(37)
The business address of AmanahRaya Trustees Berhad-Amanah Saham Nasional is Level 14, Wisma AmanahRaya, No 2, Jalan Ampang, 50508 Kuala Lumpur, Malaysia.
(38)
The business address of AmanahRaya Trustees Berhad-ASN Equity 2 is Level 14, Wisma AmanahRaya, No 2, Jalan Ampang, 50508 Kuala Lumpur, Malaysia.
(39)
The business address of AmanahRaya Trustees Berhad-ASN Equity 3 is Level 14, Wisma AmanahRaya, No 2, Jalan Ampang, 50508 Kuala Lumpur, Malaysia.
(40)
The business address of AmanahRaya Trustees Berhad-ASN Equity 5 is Level 14, Wisma AmanahRaya, No 2, Jalan Ampang, 50508 Kuala Lumpur, Malaysia.
(41)
The business address of AmanahRaya Trustees Berhad-ASN Imbang (Mixed Asset Balanced) 1 is Level 14, Wisma AmanahRaya, No 2, Jalan Ampang, 50508 Kuala Lumpur, Malaysia.
(42)
The business address of AmanahRaya Trustees Berhad-ASN Imbang (Mixed Asset Balanced) 2 is Level 14, Wisma AmanahRaya, No 2, Jalan Ampang, 50508 Kuala Lumpur, Malaysia.
(43)
The business address of AmanahRaya Trustees Berhad-ASN Imbang (Mixed Asset Balanced) 3 Global is Level 14, Wisma AmanahRaya, No 2, Jalan Ampang, 50508 Kuala Lumpur, Malaysia.
(44)
The business address of AmanahRaya Trustees Berhad-ASN Sara (Mixed Asset Conservative) 1 is Level 14, Wisma AmanahRaya, No 2, Jalan Ampang, 50508 Kuala Lumpur, Malaysia.
(45)
The business address of AmanahRaya Trustees Berhad-ASN Sara (Mixed Asset Conservative) 2 is Level 14, Wisma AmanahRaya, No 2, Jalan Ampang, 50508 Kuala Lumpur, Malaysia.
(46)
The business address of Permodalan Nasional Berhad—IFM is Level 4, Balai PNB, 201-A Jalan Tun Razak, 50400 Kuala Lumpur, Malaysia.
(47)
The business address of Permodalan Nasional Berhad—IFMMMF is Level 4, Balai PNB, 201-A Jalan Tun Razak, 50400 Kuala Lumpur, Malaysia.
(48)
The business address for College Retirement Equities Fund on behalf of CREF Stock Account is 730 Third Avenue New York, NY 10017.
(49)
The business address for College Retirement Equities Fund on behalf of CREF Growth Account is 730 Third Avenue New York, NY 10017.
(50)
The business address for TIAA-CREF Funds on behalf of TIAA-CREF Large-Cap Growth Fund is 730 Third Avenue New York, NY 10017.
(51)
The business address for TIAA-CREF Funds on behalf of TIAA-CREF Mid-Cap Growth Fund is 730 Third Avenue New York, NY 10017.
(52)
The business address for TIAA-CREF Life Funds on behalf of TIAA-CREF Life Growth Equity Fund is 730 Third Avenue New York, NY 10017.
(53)
The business address for T. Rowe Price Global Equity Fund is Attn: Bonnie L. Maher, BA-0828, 100 East Pratt Street, Baltimore, MD 21202.
(54)
The business address for T. Rowe Price Global Growth Stock Fund is Attn: Bonnie L. Maher, BA-0828, 100 East Pratt Street, Baltimore, MD 21202.
(55)
The business address for Equipsuper Pty Ltd as Trustee for Equipsuper Superannuation Fund is Attn: Bonnie L. Maher, BA-0828, 100 East Pratt Street, Baltimore, MD 21202.
(56)
The business address for Campbell Pension Plans Master Retirement Trust is Attn: Bonnie L. Maher, BA-0828, 100 East Pratt Street, Baltimore, MD 21202.
(57)
The business address for T. Rowe Price Global Growth Equity Pool is Attn: Bonnie L. Maher, BA-0828, 100 East Pratt Street, Baltimore, MD 21202.

(58)
The business address for Public Service Pension Plan Fund is Attn: Bonnie L. Maher, BA-0828, 100 East Pratt Street, Baltimore, MD 21202.
(59)
The business address for Teachers’ Pension Plan Fund is Attn: Bonnie L. Maher, BA-0828, 100 East Pratt Street, Baltimore, MD 21202.
(60)
The business address for T. Rowe Price Global Growth Equity Trust is Attn: Bonnie L. Maher, BA-0828, 100 East Pratt Street, Baltimore, MD 21202.
(61)
The business address for Canada Life Global Growth Equity Fund (T. Rowe Price) is Attn: Bonnie L. Maher, BA-0828, 100 East Pratt Street, Baltimore, MD 21202.
(62)
The business address for Delaware Public Employees’ Retirement System is Attn: Bonnie L. Maher, BA-0828, 100 East Pratt Street, Baltimore, MD 21202.
(63)
The business address for Arlington County Employees’ Retirement System is Attn: Bonnie L. Maher, BA-0828, 100 East Pratt Street, Baltimore, MD 21202.
(64)
The business address for Fidelity Funds—Asian Special Situations Fund is 2a, rue Albert Borschette, B.P. 2174, L-1021 Luxembourg, Grand Duchy of Luxembourg.
(65)
The business address for Fidelity Funds—Pacific Fund is 2a, rue Albert Borschette, B.P. 2174, L-1021 Luxembourg, Grand Duchy of Luxembourg.
(66)
The business address for Evans Investments Pte Ltd is 60B Orchard Road, #06-18, The Atrium @ Orchard, 238891, Singapore.
(67)
The business address of MIC Capital Partners (Public) Parallel Cayman, LP is Maples Corporate Services Limited, Ugland House, South Church Street, PO Box 309, Grand Cayman KY1-1104, Cayman Islands.
(68)
The business address of Massachusetts Institute of Technology is One Broadway, 9th Flr, Suite 200, Attn: MITIMCo Operations, Cambridge, MA 02142.
(69)
The business address of 238 Plan Associates LLC is One Broadway, 9th Flr, Suite 200, Attn: MITIMCo Operations, Cambridge, MA 02142.
(70)
The business address of Clearlake Flagship Plus Partners Master Fund, L.P. is 233 Wilshire Blvd, Suite 800, Santa Monica, CA 90401.
(71)
The business address of Select International Equity Managed Fund is 15 York Street, Toronto, ON M5J 0A3.
(72)
The business address of Emerging Markets Equity Corporate Class is 15 York Street, Toronto, ON M5J 0A3.
(73)
The business address of CI Global Alpha Innovators Corporate Class is 15 York Street, Toronto, ON M5J 0A3.
(74)
The business address of Select International Equity Managed Corporate Class is 15 York Street, Toronto, ON M5J 0A3.
(75)
The business address of CI Emerging Markets Corporate Class is 15 York Street, Toronto, ON M5J 0A3.
(76)
The business address of CI Asian Opportunities Fund is 15 York Street, Toronto, ON M5J 0A3.
(77)
The business address of CI Asian Opportunities Corporate Class is 15 York Street, Toronto, ON M5J 0A3.
(78)
The business address of CI Emerging Markets Fund is 15 York Street, Toronto, ON M5J 0A3.
(79)
The business address of Emerging Markets Equity Pool is 15 York Street, Toronto, ON M5J 0A3.
(80)
The business address of Booth & Co. on behalf of Barings International Umbrella Fund—Barings ASEAN Frontiers Fund is PO Box 92303 Chicago, Illinois 60675.
(81)
The business address of Booth & Co. on behalf of Barings International Umbrella Fund—Barings Asia Growth Fund is PO Box 92303 Chicago, Illinois 60675.
(82)
The business address of Booth & Co. on behalf of Barings Eastern Trust is PO Box 92303 Chicago, Illinois 60675.
(83)
The business address of President & Fellows of Harvard College is 600 Atlantic Ave, Boston, MA 02210.
(84)
The business address of Highline Investments LLC is 200 Clarendon Street, 59th Floor, Boston, MA 02116.
(85)
The business address of Kwidnet Holdings LLC is 200 Clarendon Street, 59th Floor, Boston, MA 02116.
(86)
The business address of Topia Ventures, LLC is c/o Topia Ventures Management, LLC, 104 W. 40th Street, 19th Floor, New York, NY 10018.
(87)
The business address of Arena Capital Fund, LP—Series 6 is 12121 Wilshire Blvd, Suite 1010 Los Angeles, CA 90025.
(88)
The business address for GPI Capital Guardian Holdco LP is 1345 Avenue of the Americas, 32nd Floor, New York, NY 10105.
(89)
The business address of Chescaplq LLC is 2800 Quarry Lake Drive, Suite 300, Baltimore, MD 21209.
(90)
The business address of Janchor Partners Pan-Asian Master Fund is One Nexus Way, Camana Bay, Grand Cayman, KY1-9005, Cayman Islands.
(91)
The business address of Gobi Master Fund Ltd. is 909 Montgomery Street, Suite 400, San Francisco, CA 94133.
(92)
The business address of Octahedron Master Fund, L.P. is 4126 17th Street #2, San Francisco, California 94114.
(93)
The business address of White Willow Limited is c/o Genting Berhad, 24th Floor, Wisma Genting, No. 28, Jalan Sultan Ismail, 50250, Kuala Lumpur, W.P., Malaysia.
(94)
The business address of Two Trees Family Holdings Pte. Ltd. is 320 Serangoon Road, #15-08 Centrium Square, Singapore 218108.
(95)
The business address of Isla Asia Limited is Commence Chambers, Road Town, P.O. Box 2208, Tortola, British Virgin Islands.
(96)
The business address of Davinia Investment Ltd is Level 1, Palm Grove House, Wickham’s Cay 1 Road Town, Tortola, British Virgin Islands.
(97)
The business address of JS Oasis Limited is Woodbourne Hall, Road Town, P.O. Box 916, Tortola, British Virgin Islands.
(98)
The business address of Sarath Ratanavadi is 87 Wireless Road, 11th Floor, M Thai Tower, All Seasons Place, Lumpini, Pathuwan, Bangkok 10330 Thailand.

(99)
The business address of Phileo Capital Limited is 380 Jalan Besar #16-01 Singapore 209000. Mr. Kooi Ong Tong is the ultimate beneficial owner of Phileo Capital Limited.
(100)
The business address of Trinidas Limited is Grand Cayman, P.O. Box 448, KY1—1106, George Town, Cayman Islands.
(101)
The business address of Kuang Ming Investments Pte Limited is 14 Scotts Road, #06-01 Far East Plaza, Singapore 228213.
(102)
The business address of Khoon Peng Soo Soo is 6 Stevens Drive 04-05 Singapore 257902.
(103)
The business address of Catcha Investments Ltd is 45-7 The Boulevard Mid Valley City, 59200 Kuala Lumpur, Malaysia.
(104)
The business address of LightVC, Ltd. is c/o Lathan & Watkins LLP, 9 Raffles Place, #42-02 Republic Plaza, Singapore 048690.
(105)
The business address of Alvin Sariaatmadja is JL. Lumajang 1, Jakarta, Indonesia.
(106)
The business address of Sing Lun Industrial Pte Ltd is 50B Circular Road, Singapore 049405.
(107)
The business address of The 2018 Yuan and Zhang Revocable Trust is 55 Almaden Boulevard, 6th Floor, San Jose, CA 95113-1608.
(108)
The business address of Antelle Holding Limited is Floor 3A, No. 47 Jalan Kuchai Maju, Kuchai Entrepreneurs’ Park, 58200 Kuala Lumpur, Malaysia.
(109)
The business address of Leland A. Philip and Co. Limited is P.O. Box 146, Road Town, Tortola, British Virgin Islands.
(110)
The business address of Krian Upatkoon is Unit 1 Seventy Damansara, Kuala Lumpur, Malaysia 50480.
(111)
The business address of Chen Jianwen is 29 Oei Tiong Ham Park #03-01, Singapore.
(112)
The business address of Martua Sitorus is 11 Ford Ave, Singapore.
(113)
The business address of Wee Wei Chi is 7 Camden Park, Singapore 299797.
(114)
The business address of Supreme Island Corporation is 8 Anthony Road #01-02, Singapore 229957.
(115)
The business address of Wee Ee Cheong is 5 Camden Park, Singapore 299797.
(116)
The business address of Wee Ee Lim is 6 Camden Park, Singapore 299797.
(117)
The business address of Chubb Tempest Reinsurance Ltd. is Chubb Building, 17 Woodbourne Ave, Hamilton, Bermuda HM-08.
(118)
The business address of Pelago Holdings is 182 Cecil Street, Frasers Tower #17-28, Singapore 069547.
(119)
The business address of Poonen Capital LLC is 1512 Country Club Dr, Los Altos, CA 94024.
(120)
The business address of Takao Yasuda is 50 Lakeshore View, Singapore 098525.
(121)
The business address of Areca Focus UniGrowth Fund is Level 11, Tower Three, RHB Centre, Jalan Tun Razak, 50400 Kuala Lumpur, Malaysia.
(122)
The business address of TXX Family Trust is c/o of Dentons US LLP, 1221 Avenue of the Americas, New York, New York 10020.
(123)
The business address of ACP Global Fund SPC—Value Segregated Portfolio is Cricket Square, Hutchins Drive, PO Box 2681, Grand Cayman, KY1-1111, Cayman Islands.
(124)
The business address of Lim Hock Chee is 33 Olive Rd, Singapore 298270.
(125)
The business address of SVF Investments (UK) Limited is 69 Grosvenor Street, London, United Kingdom, W1K 3JP.
(126)
The business address of Didi Global Inc., formerly named as Xiaoju Kuaizhi Inc., is No. 1 Block B, Shangdong Digital Valley, No. 8 Dongbeiwang West Road, Haidian District, Beijing, P.R.C.
(127)
The business address of Marvelous Yarra Limited is No. 1 Block B, Shangdong Digital Valley, No. 8 Dongbeiwang West Road, Haidian District, Beijing, P.R.C.
(128)
The business address of Uber Technologies, Inc. is 1515 3rd Street, San Francisco, CA 94158.
(129)
The business address of Toyota Motor Corporation is 4-7-1,Meieki, Nakamura-ku,450-8711, Japan.
(130)
The business address of MUFG Bank, Limited is 11th Floor, 5-1-1, Kojimachi, Chiyoda-ku, Tokyo 102-0083, Japan.
(131)
The business address of MUFG Innovation Partners No. 1 Investment Partnership is 1-1-1 Otemachi, Chiyoda-ku, Tokyo, Japan.
(132)
The business address of Krugsri Finnovate Company Limited is 1222 21Fl. Rama III Road, Bang Phongphang, Yan Nawa, Bangkok, 10120, Thailand.
(133)
The securities to be offered by Mr. Tan in this offering consist of (i) 66,912,343 Class B Ordinary Shares, (ii) 4,506,876 Class A Ordinary Shares and (iii) 12,130,207 Class B Ordinary Shares issuable upon exercise of options. The securities owned by Mr. Tan prior to this offering consist of (i) 66,912,343 Class B Ordinary Shares, (ii) 5,457,901 Class A Ordinary Shares and (iii) 12,130,207 Class B Ordinary Shares issuable upon exercise of options. Mr. Tan is our Chief Executive Officer and Chairman of our board of directors. Mr. Tan’s business address is 3 Media Close, #01-03/06, Singapore 138492.
(134)
Anthony Tan is a director of Hibiscus Worldwide Ltd. (“Hibiscus”). Hibiscus’ business address is 3 Media Close, #01-03/06, Singapore 138492.
(135)
The securities to be offered by Mr. Maa in this offering consist of (i) 150,906 Class B Ordinary Shares, (ii) 11,626,385 Class B Ordinary Shares issuable upon exercise of options and (iii) 52,869 Class B Ordinary Shares underlying RSUs. Mr. Maa is our President. Mr. Maa’s business address is 3 Media Close, #01-03/06, Singapore 138492.
(136)
The trustee’s business address is 3 Media Close, #01-03/06, Singapore 138492.
(137)
The trustee’s business address is 3 Media Close, #01-03/06, Singapore 138492.
(138)
The securities to be offered by Ms. Tan in this offering consist of (i) 24,038,005 Class B Ordinary Shares, (ii) 464,095 Class A Ordinary Shares and (iii) 7,243,301 Class B Ordinary Shares issuable upon exercise of options. Ms. Tan is a director of the Company. Ms. Tan’s business address is 3 Media Close, #01-03/06, Singapore 138492.
(139)
Consists of Class A Ordinary Shares and Class A Ordinary Shares underlying RSUs. Mr. Oey is our Chief Financial Officer. Mr. Oey’s business address is 3 Media Close, #01-03/06, Singapore 138492.

(140)
Consists of Class A Ordinary Shares, (Class A Ordinary Shares issuable upon exercise of options, and Class A Ordinary Shares underlying RSUs. Ms. Ong is our Chief People Officer. Ms. Ong’s business address is 3 Media Close, #01-03/06, Singapore 138492.
(141)
Consists of Class A Ordinary Shares and Class A Ordinary Shares underlying RSUs. Ms. Ng is a director of the Company. Ms. Ng’s business address is 3 Media Close, #01-03/06, Singapore 138492.
(142)
Consists of Class A Ordinary Shares and Class A Ordinary Shares underlying RSUs. Mr. Jay is a director of the Company. Mr. Jay’s business address is 3 Media Close, #01-03/06, Singapore 138492.
(143)
Consists of (i) 16,944 Class A Ordinary Shares and (ii) 229,379 Class A Ordinary Shares issuable upon exercise of options. Mr. Mills was a director of GHI prior to the Closing Date. Mr. Mills’ business address is c/o The Grace & Mercy Foundation, 22nd Floor, 888 7th Avenue, New York, NY 10106.

Material Relationships with Selling Securityholders

For information regarding transactions between us and the Selling Securtyholders, see the section titled “Certain Relationships and Related Person Transactions.”

PLAN OF DISTRIBUTION

We are registering the resale by the Selling Securityholders named in this prospectus of: (i) 2,256,914,833 Class A Ordinary Shares of the Company; (ii) 15,500,000 Warrants and (iii) 15,500,000 Class A Ordinary Shares issuable upon the exercise of outstanding Warrants. As used herein, “Selling Securityholders” includes donees, pledgees, transferees or other successors-in-interest (as a gift, pledge, partnership distribution or other non-sale related transfer) selling securities received after the date of this prospectus from the Selling Securityholders.

We are registering the foregoing securities so that those securities may be freely sold to the public by the Selling Securityholders. We have agreed with certain Selling Securityholders pursuant to the Registration Rights Agreement or the PIPE Subscription Agreements to use commercially reasonable efforts to keep the registration statement of which this prospectus constitutes a part effective until such time as such Selling Securityholders cease to hold any securities eligible for registration under the respective agreements. The Selling Securityholders may offer and sell, from time to time, some or all of the securities covered by this prospectus, and each Selling Securityholder will act independently of us in making decisions with respect to the timing, manner and size of any sale. However, there can be no assurance that the Selling Securityholders will sell all or any of the securities offered by this prospectus.

We will not receive any proceeds from any sale by the Selling Securityholders of the securities being registered hereunder. The aggregate proceeds to the Selling Securityholders will be the aggregate purchase price of the securities sold less any discounts and commissions borne by the Selling Securityholders. We will bear all costs, expenses and fees in connection with the registration of the securities offered by this prospectus, whereas the Selling Securityholders will bear all commissions and discounts, if any, attributable to their sale of our Class A Ordinary Shares or Warrants. Our Class A Ordinary Shares and Warrants are currently listed on NASDAQ under the symbols “GRAB” and “GRABW,” respectively.

Subject to the terms of the agreement(s) governing the registration rights applicable to a Selling Securityholder’s shares of our Class A Ordinary Shares or Warrants, the Selling Securityholders may use any one or more of the following methods when selling the securities offered by this prospectus:

•
purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;
•
ordinary brokerage transactions and transactions in which the broker solicits purchasers;
•
block trades in which the broker-dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•
an over-the-counter distribution in accordance with the rules of NASDAQ;
•
through trading plans entered into by a Selling Securityholder pursuant to Rule 10b5-1 under the Exchange Act that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;
•
through one or more underwritten offerings on a firm commitment or best efforts basis;
•
settlement of short sales entered into after the date of this prospectus;
•
agreements with broker-dealers to sell a specified number of the securities at a stipulated price per share or warrant;
•
distribution to employees, members, limited partners or stockholders of the Selling Securityholder or its affiliates by pledge to secure debts and other obligations;
•
delayed delivery arrangements;
•
in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;
•
directly to purchasers, including through a specific bidding, auction or other process or in privately negotiated transactions;
•
through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
•
through a combination of any of the above methods of sale; or
•
any other method permitted pursuant to applicable law.

The Selling Securityholders may sell the securities at prices then prevailing, related to the then prevailing market price or at negotiated prices. The offering price of the securities from time to time will be determined by the Selling Securityholders and, at the time of the determination, may be higher or lower than the market price of our securities on NASDAQ or any other exchange or market. The Selling Securityholders have the sole and absolute discretion not to accept any purchase offer or make any sale of securities if they deem the purchase price to be unsatisfactory at any particular time or for any other reason.

With respect to a particular offering of the securities held by the Selling Securityholders, to the extent required, an accompanying prospectus supplement will be or, if appropriate, a post-effective amendment to the registration statement of which this prospectus is part may be, prepared and will set forth the following information:

•
the specific securities to be offered and sold;
•
the names of the Selling Securityholders;
•
the respective purchase prices and public offering prices, the proceeds to be received from the sale, if any, and other material terms of the offering;
•
settlement of short sales entered into after the date of this prospectus;
•
the names of any participating agents, broker-dealers or underwriters; and
•
any applicable commissions, discounts, concessions and other items constituting compensation from the Selling Securityholders.

To the extent required, we will use our best efforts to file a post-effective amendment to the registration statement of which this prospectus is part to describe any material information with respect to the plan of distribution not previously disclosed in this prospectus or any material change to such information, and this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution.

Subject to the terms of the agreement(s) governing the registration rights applicable to a Selling Securityholder’s Class A Ordinary Shares or Warrants, the Selling Securityholders also may transfer the securities in other circumstances, in which case the transferees, pledgees or other successors-in-interest will be the Selling Securityholders for purposes of this prospectus. Upon being notified by a Selling Securityholder that a donee, pledgee, transferee, other successor-in-interest intends to sell our securities, we will, to the extent required, promptly file a supplement to this prospectus or post-effective amendment to name specifically such person as a Selling Securityholder.

In addition, a Selling Securityholder that is an entity may elect to make a pro rata in-kind distribution of securities to its members, partners or shareholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus with a plan of distribution. Such members, partners or shareholders would thereby receive freely tradeable securities pursuant to the distribution through a registration statement. To the extent a distributee is an affiliate of ours (or to the extent otherwise required by law), we may file a prospectus supplement or post-effective amendment in order to permit the distributees to use the prospectus to resell the securities acquired in the distribution.

The Selling Securityholders may also sell securities under Rule 144 under the Securities Act, if available, or in other transactions exempt from registration, rather than under this prospectus.

If any of the Selling Securityholders use an underwriter or underwriters for any offering, we will name such underwriter or underwriters, and set forth the terms of the offering, in a prospectus supplement pertaining to such offering and, except to the extent otherwise set forth in such prospectus, the applicable Selling Securityholders will agree in an underwriting agreement to sell to the underwriter(s), and the underwriter(s) will agree to purchase from the Selling Securityholders, the number of shares set forth in such prospectus supplement. These sales may be at a fixed price or varying prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to prevailing market prices or at negotiated prices. The securities may be offered to the public through underwriting syndicates represented by managing underwriters or by one or more underwriters without a syndicate. The obligations of the underwriters to purchase the securities will be subject to certain conditions. Unless otherwise set forth in such prospectus supplement, the underwriters will be obligated to purchase all the securities offered if any of the securities are purchased.

Underwriters, broker-dealers or agents may facilitate the marketing of an offering online directly or through one of their affiliates. In those cases, prospective investors may view offering terms and a prospectus online and, depending upon the particular underwriter, broker-dealer or agent, place orders online or through their financial advisors.

In offering the securities covered by this prospectus, the Selling Securityholders and any underwriters, broker-dealers or agents who execute sales for the Selling Securityholders may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. Any discounts, commissions, concessions or profit they earn on any resale of those securities may be underwriting discounts and commissions under the Securities Act.

The underwriters, broker-dealers and agents may engage in transactions with us or the Selling Securityholders, may have banking, lending or other relationships with us or the Selling Securityholders or perform services for us or the Selling Securityholders, in the ordinary course of business.

Upon our notification by a Selling Securityholder that any material arrangement has been entered into with an underwriter or broker-dealer for the sale of securities through a block trade, special offering, exchange distribution, secondary distribution or a purchase by an underwriter or broker-dealer, we will file, if required by applicable law or regulation, a supplement to this prospectus pursuant to Rule 424(b) under the Securities Act disclosing certain material information relating to such underwriter or broker-dealer and such offering.

In order to facilitate the offering of the securities, any underwriters, broker-dealers or agents, as the case may be, involved in the offering of such securities may engage in transactions that stabilize, maintain or otherwise affect the price of our securities. Specifically, the underwriters, broker-dealers or agents, as the case may be, may overallot in connection with the offering, creating a short position in our securities for their own account. In addition, to cover overallotments or to stabilize the price of our securities, the underwriters, broker-dealers or agents, as the case may be, may bid for, and purchase, such securities in the open market. Finally, in any offering of securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allotted to an underwriter or a broker-dealer for distributing such securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. The underwriters, broker-dealers or agents, as the case may be, are not required to engage in these activities, and may end any of these activities at any time.

The Selling Securityholders may also authorize underwriters, broker-dealers or agents to solicit offers by certain purchasers to purchase the securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we or the Selling Securityholders pay for solicitation of these contracts.

In effecting sales, underwriters, broker-dealers or agents engaged by the Selling Securityholders may arrange for other broker-dealers to participate. Underwriters, broker-dealers or agents may receive commissions, discounts or concessions from the Selling Securityholders in amounts to be negotiated immediately prior to the sale.

It is possible that one or more underwriters may make a market in our securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for our securities.

A Selling Securityholder may enter into derivative transactions with third parties, including hedging transactions with broker-dealers or other financial institutions, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sales of the securities offered hereby or of securities convertible into or exchangeable for such securities. If so, the third party may use securities pledged by any Selling Securityholder or borrowed from any Selling Securityholder or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from any Selling Securityholder in settlement of those derivatives to close out any related open borrowings of shares. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, any Selling Securityholder may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

In compliance with the guidelines of the Financial Industry Regulatory Authority (“FINRA”), the aggregate maximum discount, commission, fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of the gross proceeds of any offering pursuant to this prospectus and any applicable prospectus supplement.

If at the time of any offering made under this prospectus a member of FINRA participating in the offering has a “conflict of interest” as defined in FINRA Rule 5121 (“Rule 5121”), that offering will be conducted in accordance with the relevant provisions of Rule 5121.

In order to comply with the securities laws of certain states, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

The Selling Securityholders and any other persons participating in the sale or distribution of the securities will be subject to applicable provisions of the Securities Act and the Exchange Act, and the rules and regulations thereunder, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the securities by, the Selling Securityholders or any other person, which limitations may affect the marketability of the shares of the securities.

We will make copies of this prospectus available to the Selling Securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act.

We have agreed to indemnify the Selling Securityholders against certain liabilities, including liabilities under the Securities Act. The Selling Securityholders have agreed to indemnify us in certain circumstances against certain liabilities, including certain liabilities under the Securities Act. We and/or the Selling Securityholders may indemnify any broker or underwriter that participates in transactions involving the sale of the securities against certain liabilities, including liabilities arising under the Securities Act.

Warrants

The Warrants (including the Class A Ordinary Shares issuable upon exercise of the Warrants) are subject to restrictions on transfer, assignment and sale and, in certain circumstances, are subject to redemption. See “Description of Share Capital—Warrants.”

TAXATION

United States Federal Income Tax Considerations

General

The following is a general discussion of the material U.S. federal income tax considerations of the acquisition, ownership and disposition of our Class A Ordinary Shares and Warrants (the “Securities”).

This summary is limited to U.S. federal income tax considerations relevant to U.S. Holders (as defined below) that hold the Securities as “capital assets” within the meaning of section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”) (generally, property held for investment). This discussion does not address all aspects of U.S. federal income taxation that may be important to holders in light of their individual circumstances, including holders subject to special treatment under the U.S. tax laws, such as, for example:

•
our officers or directors;
•
banks, financial institutions or financial services entities;
•
broker-dealers;
•
taxpayers that are subject to the mark-to-market accounting rules;
•
tax-exempt entities;
•
S-corporations;
•
governments or agencies or instrumentalities thereof;
•
insurance companies;
•
regulated investment companies;
•
real estate investment trusts;
•
expatriates or former long-term residents of the United States;
•
persons that actually or constructively own five percent or more of our shares by vote or value;
•
persons that acquired the Securities pursuant to an exercise of employee share options, in connection with employee share incentive plans or otherwise as compensation or in connection with services;
•
persons that hold the Securities as part of a straddle, constructive sale, hedging, conversion or other integrated or similar transaction; or
•
U.S. Holders (as defined below) whose functional currency is not the U.S. dollar.

As used in this prospectus, the term “U.S. Holder” means a beneficial owner of the Securities that is for U.S. federal income tax purposes:

•
an individual citizen or resident of the United States;
•
a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) that is created or organized (or treated as created or organized) in or under the laws of the United States, any state thereof or the District of Columbia;
•
an estate the income of which is subject to U.S. federal income taxation regardless of its source; or
•
a trust if (A) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (B) it has in effect under applicable U.S. Treasury regulations a valid election to be treated as a U.S. person.

Moreover, the discussion below is based upon the provisions of the Code, the Treasury regulations promulgated thereunder and administrative and judicial interpretations thereof, all as of the date hereof. Those authorities may be repealed, revoked, modified or subject to differing interpretations, possibly on a retroactive basis, so as to result in U.S. federal income tax consequences different from those discussed below. There can be no assurance that the IRS will not challenge the U.S. federal income tax treatment described below or that, if challenged, such treatment will be sustained by a court. Furthermore, this discussion does not address any aspect of U.S. federal non-income tax laws, such as, gift, estate, Medicare contribution, or minimum tax laws, or any state, local or non-U.S. tax laws relating to the ownership and disposition of Securities.

This discussion does not consider the tax treatment of partnerships or other pass-through entities or persons who hold the Securities through such entities. If a partnership (or other entity or arrangement classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of the Securities, the U.S. federal income tax treatment of a partner in the partnership generally will depend on the status of the partner and the activities of the partner and the partnership. If you are a partner of a partnership holding the Securities, we urge you to consult your own tax advisor.

THIS SUMMARY DOES NOT PURPORT TO BE A COMPREHENSIVE ANALYSIS OR DESCRIPTION OF ALL POTENTIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF ACQUIRING, OWNING AND DISPOSING OF THE SECURITIES. HOLDERS OF THE SECURITIES SHOULD CONSULT WITH THEIR TAX ADVISORS REGARDING THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF THE SECURITIES, INCLUDING THE APPLICABILITY AND EFFECTS OF U.S. FEDERAL, STATE, LOCAL, AND OTHER TAX LAWS.

Passive Foreign Investment Company Considerations

A non-U.S. corporation will be classified as a PFIC for U.S. federal income tax purposes if either (i) at least 75% of its gross income in a taxable year, including its pro rata share of the gross income of any corporation in which it is considered to own at least 25% of the shares by value, is passive income or (ii) at least 50% of its assets in a taxable year (generally determined on the basis of a quarterly average), including its pro rata share of the assets of any corporation in which it is considered to own at least 25% of the shares by value, are held for the production of, or produce, passive income. We refer to the latter test as the “asset test.” Passive income generally includes dividends, interest, rents and royalties (other than

Based upon the nature and composition of our assets (in particular, the retention of substantial amounts rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of passive assets. of cash and investments), and the market price of our Class A Ordinary Shares, we believe that we were a PFIC for U.S. federal income tax purposes for the taxable year ended December 31, 2022. However, there can be no assurance that we will continue to be a PFIC for the current taxable year or any future taxable year because PFIC status is a factual determination made annually after the close of each taxable year that will depend, in part, on the composition of our income and assets. Because the value of our assets for purposes of the asset test may be determined by reference to the market price of our Class A Ordinary Shares, fluctuations in the market price of our Class A Ordinary Shares may cause us to cease to be a PFIC for the current or subsequent taxable years. The market price of our Class A Ordinary Shares may continue to fluctuate considerably and, consequently, we cannot assure you of our PFIC status for any taxable year. In addition, the composition of our income and assets will also be affected by how, and how quickly, we use our liquid assets. If we deploy significant amounts of cash and investments for active purposes, we may cease to be a PFIC.

If we are classified as a PFIC for any year during which a U.S. Holder holds our Class A Ordinary Shares or Warrants, we will generally continue to be treated as a PFIC for all succeeding years during which such U.S. Holder holds our Class A Ordinary Shares or Warrants, unless we were to cease to be a PFIC and such U.S. Holder were to make a “deemed sale” election with respect to the Class A Ordinary Shares or Warrants.

Taxation of Distributions

Subject to the PFIC rules discussed below, a U.S. Holder generally will be required to include in gross income as a dividend the amount of any distribution paid on our Class A Ordinary Shares to the extent the distribution is paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). Such dividends paid by us will be taxable to a corporate U.S. Holder at regular rates and will not be eligible for the dividends-received deduction generally allowed to domestic corporations in respect of dividends received from other domestic corporations. Subject to the PFIC rules described below, distributions in excess of such earnings and profits generally will be applied against and reduce the U.S. Holder’s basis in our Class A Ordinary Shares (but not below zero) and, to the extent in excess of such basis, will be treated as gain from the sale or exchange of such ordinary shares (see “—Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Class A Ordinary Shares and Warrants” below).

With respect to non-corporate U.S. Holders, under tax laws currently in effect and subject to certain exceptions (including, but not limited to, dividends treated as investment income for purposes of investment interest deduction limitations), dividends generally will be taxed at the lower applicable long-term capital gains rate (see “—Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Class A Ordinary Shares and Warrants” below) provided that our Class A Ordinary Shares are readily tradable on an established securities market in the United States, and we are not treated as a PFIC in the year the dividend is paid or in the preceding year and certain holding period and other requirements are met. U.S. Treasury Department guidance indicates that shares listed on NASDAQ (on which our Class A Ordinary Shares are listed) will be considered readily tradable on an established securities market in the United States. Even if the Class A Ordinary Shares are listed on NASDAQ, there can be no assurance that our Class A Ordinary Shares will be considered readily tradable on an established securities market in future years. U.S. Holders should consult their tax advisors regarding the availability of such lower rate for any dividends paid with respect to Class A Ordinary Shares.

As discussed above, we believe that we were a PFIC for the taxable year ended December 31, 2022. U.S. Holders are urged to consult their tax advisors regarding the availability of the reduced tax rate on dividends with respect to Securities under their particular circumstances.

Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Class A Ordinary Shares and Warrants

Subject to the PFIC rules discussed below, a U.S. Holder generally will recognize capital gain or loss on the sale or other taxable disposition of our Class A Ordinary Shares or Warrants in an amount equal to the difference between the amount realized on the disposition and such U.S. Holder’s adjusted tax basis in such Class A Ordinary Shares or Warrants. Any such capital gain or loss generally will be long-term capital gain or loss if the U.S. Holder’s holding period for such Class A Ordinary Shares or Warrants exceeds one year. Long-term capital gain realized by a non-corporate U.S. Holder is currently eligible to be taxed at reduced rates. The deduction of capital losses is subject to certain limitations.

As discussed above, we believe that we were a PFIC for the taxable year ended December 31, 2022. U.S. Holders are urged to consult their tax advisors regarding the tax considerations of the sale or other disposition of Securities under their particular circumstances.

Exercise, Lapse or Redemption of a Warrant

Subject to the PFIC rules discussed below and except as discussed below with respect to the cashless exercise of a warrant, a U.S. Holder generally will not recognize gain or loss upon the acquisition of a Class A Ordinary Share on the exercise of a Warrant. A U.S. Holder’s tax basis in a Class A Ordinary Share received upon exercise of the Warrant generally will be an amount equal to the sum of the U.S. Holder’s tax basis in the Warrant exchanged therefor and the exercise price. The U.S. Holder’s holding period for a Class A Ordinary Share received upon exercise of the Warrant will begin on the date following the date of exercise (or possibly the date of exercise) of the Warrant and will not include the period during which the U.S. Holder held the Warrant. If a Warrant is allowed to lapse unexercised, a U.S. Holder generally will recognize a capital loss equal to such holder’s tax basis in the Warrant.

The tax consequences of a cashless exercise of a warrant are not clear under current law. Subject to the PFIC rules discussed below, a cashless exercise may not be taxable, either because the exercise is not a realization event or because the exercise is treated as a “recapitalization” for U.S. federal income tax purposes. Although we expect a U.S. Holder’s cashless exercise of our warrants (including after we provide notice of our intent to redeem warrants for cash) to be treated as a recapitalization, a cashless exercise could alternatively be treated as a taxable exchange in which gain or loss would be recognized.

In either tax-free situation, a U.S. Holder’s tax basis in the Class A Ordinary Shares received generally would equal the U.S. Holder’s tax basis in the Warrants. If the cashless exercise is not treated as a realization event, it is unclear whether a U.S. Holder’s holding period for the Class A Ordinary Share will commence on the date of exercise of the warrant or the day following the date of exercise of the warrant. If the cashless exercise is treated as a recapitalization, the holding period of the Class A Ordinary Shares would include the holding period of the warrants.

It is also possible that a cashless exercise may be treated in part as a taxable exchange in which gain or loss would be recognized. In such event, a portion of the Warrants to be exercised on a cashless basis could, for U.S. federal income tax purposes, be deemed to have been surrendered in consideration for the exercise price of the remaining Warrants, which would be deemed to be exercised. For this purpose, a U.S. Holder may be deemed to have surrendered a number of Warrants having an aggregate value equal to the exercise price for the total number of Warrants to be deemed exercised. Subject to the PFIC rules discussed below, the U.S. Holder would recognize capital gain or loss in an amount equal to the difference between the fair market value of the total number of Warrants deemed surrendered and the U.S. Holder’s tax basis in such Warrants. In this case, a U.S. Holder’s tax basis in the Class A Ordinary Shares received would equal the U.S. Holder’s tax basis in the Warrants exercised plus (or minus) the gain (or loss) recognized with respect to the surrendered Warrants. It is unclear whether a U.S. Holder’s holding period for the Class A Ordinary Shares would commence on the date of exercise of the Warrant or the day following the date of exercise of the Warrant.

Because of the absence of authority on the U.S. federal income tax treatment of a cashless exercise, there can be no assurance which, if any, of the alternative tax consequences and holding periods described above would be adopted by the IRS or a court of law. Accordingly, a U.S. Holder should consult its tax advisor regarding the tax consequences of a cashless exercise.

Subject to the PFIC rules described below, if we redeem warrants for cash or purchase warrants in an open market transaction, such redemption or purchase generally will be treated as a taxable disposition to the U.S. Holder, taxed as described above under “—Exercise, Lapse or Redemption of a Warrant.”

As discussed above, we believe that we were a PFIC for the taxable year ended December 31, 2022. U.S. Holders are urged to consult their tax advisors regarding the tax considerations of the exercise, lapse or redemption of the Warrants under their particular circumstances.

Possible Constructive Distributions

The terms of each Warrant provide for an adjustment to the number of Class A Ordinary Shares for which the Warrant may be exercised or to the exercise price of the warrant in certain events, as discussed in the section of this prospectus captioned “Description of Share Capital—Warrants.” An adjustment which has the effect of preventing dilution generally is not taxable. The U.S. Holders of the Warrants would, however, be treated as receiving a constructive distribution from us if, for example, the adjustment increases such U.S. Holders’ proportionate interests in our assets or earnings and profits (e.g. through an increase in the number of Class A Ordinary Shares that would be obtained upon exercise or through a decrease to the exercise price of a Warrant) as a result of a distribution of cash or other property to the holders of Class A Ordinary Shares which is taxable to the U.S. Holders of such Class A Ordinary Shares as described under “—Taxation of Distributions” above. Such constructive distribution would be subject to tax as described under that section in the same manner as if the U.S. Holders of the warrants received a cash distribution from us equal to the fair market value of such increased interest, and would increase a U.S. Holder’s adjusted tax basis in its Warrants to the extent that such distribution is treated as a dividend.

Passive Foreign Investment Company Rules

As discussed above, we believe that we were a PFIC for the taxable year ended December 31, 2022. If we are determined to be a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. Holder of Class A Ordinary Shares or Warrants and, in the case of Class A Ordinary Shares, the U.S. Holder did not make a qualified electing fund (“QEF”) election or a mark-to-market election, such U.S. Holder generally would be subject to special and adverse rules, regardless of whether we remain a PFIC, with respect to (i) any gain recognized by the U.S. Holder on the sale or other disposition of its Class A Ordinary Shares or Warrants and (ii) any “excess distribution” made to the U.S. Holder (generally, any distributions to such U.S. Holder during a taxable year of the U.S. Holder that are greater than 125% of the average annual distributions received by such U.S. Holder in respect of the Class A Ordinary Shares during the three preceding taxable years of such U.S. Holder or, if shorter, such U.S. Holder’s holding period for the Class A Ordinary Shares).

Under these rules:

•
the U.S. Holder’s gain or excess distribution will be allocated ratably over the U.S. Holder’s holding period for the Class A Ordinary Shares or Warrants;
•
the amount allocated to the U.S. Holder’s taxable year in which the U.S. Holder recognized the gain or received the excess distribution, or to the period in the U.S. Holder’s holding period before the first day of our first taxable year in which we were a PFIC, will be taxed as ordinary income;
•
the amount allocated to other taxable years (or portions thereof) of the U.S. Holder and included in its holding period will be taxed at the highest tax rate in effect for that year and applicable to the U.S. Holder; and
•
an additional tax equal to the interest charge generally applicable to underpayments of tax will be imposed on the U.S. Holder with respect to the tax attributable to each such other taxable year of the U.S. Holder.

If we are a PFIC and, at any time, have a non-U.S. subsidiary that is classified as a PFIC (a “low-tier PFIC”), a U.S. Holder generally would be deemed to own a portion of the shares of such lower-tier PFIC, and generally could incur liability for the deferred tax and interest charge described above if we (or our subsidiary) receive a distribution from, or disposes of all or part of its interest in, the lower-tier PFIC or the U.S. Holders otherwise were deemed to have disposed of an interest in the lower-tier PFIC. U.S. Holders are urged to consult their tax advisors regarding the tax issues raised by lower-tier PFICs.

We do not expect to furnish U.S. Holders with the tax information necessary to enable a U.S. Holder to make a QEF election which, if available, would result in tax treatment different from (and generally less adverse than) the general tax treatment for PFICs described above.

Alternatively, if we are a PFIC and the Class A Ordinary Shares constitute “marketable stock” (as defined below), a U.S. Holder may avoid the adverse PFIC tax consequences discussed above if such U.S. Holder, at the close of the first taxable year in which it holds (or is deemed to hold) the Class A Ordinary Shares, makes a mark-to-market election with respect to such shares for such taxable year. Such U.S. Holder generally will include for each of its taxable years as ordinary income the excess, if any, of the fair market value of its Class A Ordinary Shares at the end of such year over its adjusted basis in its Class A Ordinary Shares. The U.S. Holder also will recognize an ordinary loss in respect of the excess, if any, of its adjusted basis of its Class A Ordinary Shares over the fair market value of its Class A Ordinary Shares at the end of its taxable year (but only to the extent of the net amount of previously included income as a result of the mark-to-market election). The U.S. Holder’s basis in its Class A Ordinary Shares will be adjusted to reflect any such income or loss amounts, and any further gain recognized on a sale or other taxable disposition of its Class A Ordinary Shares will be treated as ordinary income. If a U.S. Holder makes a mark-to-market election in respect of a corporation classified as a PFIC and such corporation ceases to be classified as a PFIC, the U.S. Holder will not be required to take into account the gain or loss described above during any period that such corporation is not classified as a PFIC. Currently, a mark-to-market election may not be made with respect to Warrants.

The mark-to-market election is available only for “marketable stock,” generally, stock that is traded in other than de minimis quantities on at least 15 days during each calendar quarter (“regularly traded”) on a national securities exchange that is registered with the SEC, including NASDAQ (on which the Class A Ordinary Shares are listed), or on a foreign exchange or market that the IRS determines has rules sufficient to ensure that the market price represents a legitimate and sound fair market value. Consequently, if the Class A Ordinary Shares continue to be listed on NASDAQ and are regularly traded, we expect that the mark-to-market election would be available to U.S. Holders of the Class A Ordinary Shares. However, there can be no assurance in this regard. Further, because a mark-to-market election cannot technically be made for equity interests in any lower-tier PFICs that we own, a U.S. Holder may continue to be subject to the PFIC rules with respect to its indirect interest in any investments held by us that are treated as an equity interest in a PFIC for U.S. federal income tax purposes. U.S. Holders should consult their tax advisors regarding the availability and tax consequences of a mark-to-market election with respect to the Class A Ordinary Shares under their particular circumstances.

A U.S. Holder that owns (or is deemed to own) shares in a PFIC during any taxable year of the U.S. Holder, may have to file an IRS Form 8621 and such other information as may be required by the U.S. Treasury Department.

The rules dealing with PFICs are very complex and are affected by various factors in addition to those described above. Accordingly, U.S. Holders of Securities should consult their tax advisors concerning the reporting requirements that may apply and the U.S. federal income tax consequences of holding and disposing of Securities if we are treated as a PFIC, including the possibility of making a mark-to-market election and the unavailability of the QEF election.

Cayman Islands Tax Considerations

The following summary contains a description of certain Cayman Islands income tax consequences of the acquisition, ownership and disposition of ordinary shares, but it does not purport to be a comprehensive description of all the tax considerations that may be relevant to a decision to purchase ordinary shares. The summary is based upon the tax laws of Cayman Islands and regulations thereunder as of the date hereof, which are subject to change.

Prospective investors should consult their professional advisers on the possible tax consequences of buying, holding or selling any shares under the laws of their country of citizenship, residence or domicile.

The following is a discussion on certain Cayman Islands income tax consequences of an investment in the Securities. The discussion is a general summary of present law, which is subject to prospective and retroactive change. It is not intended as tax advice, does not consider any investor’s particular circumstances, and does not consider tax consequences other than those arising under Cayman Islands law.

Under Existing Cayman Islands Laws:

Payments of dividends and capital in respect of the Securities will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of interest and principal or a dividend or capital to any holder of Class A Ordinary Shares, as the case may be, nor will gains derived from the disposal of the Class A Ordinary Shares be subject to Cayman Islands income or corporation tax. The Cayman Islands currently have no income, corporation or capital gains tax and no estate duty, inheritance tax or gift tax.

No stamp duty is payable in respect of the issue of the Securities or on an instrument of transfer in respect of a Security.

We have been incorporated under the laws of the Cayman Islands as an exempted company with limited liability and, as such, has obtained undertakings from the Governor in Cabinet of the Cayman Islands in the following form:

The Tax Concessions Law

Undertaking as to Tax Concessions

In accordance with section 6 of the Tax Concessions Act (Revised) of the Cayman Islands, the Governor in Cabinet of the Cayman Islands has undertaken with GHL that:

(a)
no law which is thereafter enacted in the Cayman Islands imposing any tax to be levied on profits, income, gains or appreciations shall apply to GHL or its operations; and
(b)
in addition, that no tax to be levied on profits, income, gains or appreciations or which is in the nature of estate duty or inheritance tax shall be payable:
(i)
on or in respect of the shares, debentures or other obligations of GHL; or
(ii)
by way of the withholding in whole or in part of any relevant payment as defined in the Tax Concessions Act.

The concessions apply for a period of THIRTY years from May 13, 2021.

The Cayman Islands currently levy no taxes on individuals or corporations based upon profits, income, gains or appreciations and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to GHL levied by the Government of the Cayman Islands save certain stamp duties which may be applicable, from time to time, on certain instruments executed in or brought within the jurisdiction of the Cayman Islands.

DESCRIPTION OF SHARE CAPITAL

This section of the prospectus includes a description of the material terms of our articles of association and of applicable Cayman law. The following description is intended as a summary only and does not constitute legal advice regarding those matters and should not be regarded as such. The description is qualified in its entirety by reference to the complete text of our amended and restated articles of association (the “Amended Articles”), which are filed as an exhibit hereto and incorporated herein by reference.

We are a Cayman Islands exempted company with limited liability and our affairs are governed by the Amended Articles, the Cayman Islands Companies Act, and the common law of the Cayman Islands.

Our authorized share capital consists of 50,000,000,000 shares of a par value of $0.000001 each, consisting of 49,500,000,000 Class A Ordinary Shares and 500,000,000 Class B Ordinary Shares. All Ordinary Shares issued and outstanding as of the date of this prospectus are fully paid and non-assessable.

The following are summaries of material provisions of the Amended Articles and the Cayman Islands Companies Act (Revised) insofar as they relate to the material terms of the Ordinary Shares.

Ordinary Shares

General

Holders of Class A Ordinary Shares and Class B Ordinary Shares generally have the same rights except for voting, conversion and director appointment and removal rights. We maintain a register of our shareholders and a shareholder will only be entitled to a share certificate if our board of directors resolves that share certificates be issued.

Our share capital structure has, in part, been created with a view to complying with MAS requirements for digital banking licensees. The MAS Eligibility Criteria and Requirements for Digital Banks require licensees to be “anchored in Singapore, controlled by Singaporeans and headquartered in Singapore.” Our CEO and co-founder Mr. Anthony Tan, as the Singaporean citizen controlling the Digital Banking JV (through GHL’s 60% interest in Digital Banking JV), needs to hold a majority of the voting rights in order to fulfil the “controlled by Singaporeans” criteria. Accordingly, a key reason for the enhanced shareholder voting rights given to Mr. Anthony Tan is to meet this requirement, which is subject to continuous regulatory review by the MAS.

Mr. Tan controls the voting power of all of the outstanding Class B Ordinary Shares. All Key Executives, other than Mr. Tan, and certain entities related to such Key Executives or Mr. Tan, have irrevocably appointed Mr. Tan as attorney-in-fact and proxy to vote all of their Class B Ordinary Shares on their behalf, and agreed to condition any transfer of Class B Ordinary Shares on the transferee agreeing to be bound by such appointment. Each such Tan Proxy will terminate, with respect to any Class B Ordinary Share, on the date that such Class B Ordinary Share is converted into a Class A Ordinary Share. See “– Shareholders’ Deed.” Additionally, all holders of Class B Ordinary Shares have granted each other a reciprocal right of first offer with respect to any transfer of any such holder’s Class B Ordinary Shares to any person other than such holder’s Permitted Transferees, and any acquiring Key Executives shall confirm to Mr. Tan that such Class B Ordinary Shares will be subject to the Key Executive Proxies.

Although Mr. Tan controls the voting power of all of the outstanding Class B Ordinary Shares, his control over those shares is not permanent and is subject to reduction or elimination at any time or after certain periods as a result of a variety of factors. As further described below, upon any transfer of Class B Ordinary Shares by a holder thereof to any person which is not a Permitted Transferee of such holder, those shares will automatically and immediately convert into Class A Ordinary Shares. In addition, all Class B Ordinary Shares will automatically convert to Class A Ordinary Shares in other events described below. See “–Optional and Mandatory Conversion.”

Dividends

The holders of Ordinary Shares are entitled to such dividends as the board of directors may in its discretion lawfully declare from time to time, or as our shareholders may declare by ordinary resolution. Class A Ordinary and Class B Ordinary Shares rank equally as to dividends and other distributions. Dividends may be paid either in cash or in specie, provided, that no dividend can be made in specie on any Class A Ordinary Shares unless a dividend in specie in equal proportion is made on Class B Ordinary Shares.

Voting Rights

In respect of all matters upon which holders of Ordinary Shares are entitled to vote, each Class A Ordinary Share are entitled to one vote and each Class B Ordinary Share are entitled to 45 votes. Voting at any meeting of shareholders will be by show of hands unless a poll is demanded. A poll may be demanded by the chairman of such meeting or any one or more shareholders who together hold not less than 10% of the votes that may be cast at such meeting.

Class A Ordinary Shares and Class B Ordinary Shares vote together on all matters, except that we will not, without the approval of holders of a majority of the voting power of the Class B Ordinary Shares, voting exclusively and as a separate class:

•
increase the number of authorized Class B Ordinary Shares;
•
issue any Class B Ordinary Shares or securities convertible into or exchangeable for Class B Ordinary Shares, other than to Key Executives or their affiliates, including Permitted Entities;
•
create, authorize, issue, or reclassify into, any preference shares in our capital or any shares in our capital that carry more than one vote per share;
•
reclassify any Class B Ordinary Shares into any other class of shares or consolidate or combine any Class B Ordinary Shares without proportionately increasing the number of votes per Class B Ordinary Share;
•
amend, restate, waive, adopt any provision inconsistent with or otherwise alter any provision of the Amended Articles relating to the voting, conversion or other rights, powers, preferences, privileges or restrictions of the Class B Ordinary Shares; or
•
nominate, appoint or remove a majority of our board of directors or the “Class B Directors.”

All holders of Class B Ordinary Shares, other than Mr. Tan, have irrevocably appointed Mr. Tan as attorney-in-fact and proxy to vote all Class B Ordinary Shares on their behalf, and agreed to condition any transfer of Class B Ordinary Shares on the transferee agreeing to be bound by such appointment. See “ – Shareholders’ Deed.”

An ordinary resolution to be passed by the shareholders requires a simple majority of votes cast, including by all holders of a specific class of shares, if applicable, while a special resolution requires not less than two-thirds of votes cast.

Optional and Mandatory Conversion

Each Class B Ordinary Share are convertible into one Class A Ordinary Share at any time at the option of the holder thereof. Class A Ordinary Shares are not convertible into Class B Ordinary Shares under any circumstances.

Upon any transfer of Class B Ordinary Shares by a holder thereof to any person which is not a Permitted Transferee of such holder, each such Class B Ordinary Share will automatically and immediately convert into one Class A Ordinary Share. In case of any transfer of Class B Ordinary Shares to a person who at any later time ceases to be a Permitted Transferee, we may refuse registration of any subsequent transfer except back to the transferor of such Class B Ordinary Shares, and otherwise, such Class B Ordinary Shares will automatically and immediately convert into an equal number of Class A Ordinary Shares.

Each Class B Ordinary Share will automatically convert into one Class A Ordinary Share (as adjusted for share splits, share combinations and similar transactions) on the earliest to occur of 5:00 p.m., Singapore time:

•
on the first anniversary of Mr. Tan’s death or incapacity;
•
on a date determined by our board of directors during the period commencing 90 days after, and ending 180 days after, the date on which Mr. Tan is terminated for cause (and in the event of a dispute regarding whether there was cause, cause will be deemed not to exist unless and until an affirmative ruling regarding such cause has been made by a court or arbitral panel of competent jurisdiction, and such ruling has become final and non-appealable); or
•
on a date determined by our board of directors during the period commencing 90 days and ending 180 days after the date that Mr. Tan and his affiliates and Permitted Entities together own less than 33% of the number of Class B Ordinary Shares that he and his affiliates and Permitted Entities owned immediately following the consummation of the Business Combination.

Transfer of Ordinary Shares

Subject to applicable laws, including securities laws, and the restrictions contained in the Amended Articles and to any lock-up agreements to which a shareholder may be a party, any shareholders may transfer all or any of their Class A Ordinary Shares by an instrument of transfer in the usual or common form or any other form approved by our board of directors.

Class B Ordinary Shares may be transferred only to a Permitted Transferee of the holder and, subject to the ROFO Agreement, any Class B Ordinary Shares transferred otherwise will be converted into Class A Ordinary Shares as described above. See “–Optional and Mandatory Conversion.”

Our board of directors may decline to register any transfer of any share in the event that any of the following is known by the directors not to be both applicable and true with respect to such transfer:

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the instrument of transfer is lodged with us, or the designated transfer agent or share registrar, accompanied by the certificate for the shares to which it relates (if any) and such other evidence as our board of directors may reasonably require to show the right of the transferor to make the transfer;
•
the instrument of transfer is in respect of only one class of shares;
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the instrument of transfer is properly stamped, if required;
•
the transferred shares are fully paid up and free of any lien in favor of us (it being understood and agreed that all other liens, e.g. pursuant to a bona fide loan or indebtedness transaction, shall be permitted); or
•
a fee of such maximum sum as NASDAQ may determine to be payable, or such lesser sum as our board of directors may from time to time require, is paid to us in respect thereof.

If our board of directors refuses to register a transfer they shall, within two months after the date on which the instrument of transfer was lodged, send to each of the transferor and the transferee notice of such refusal stating the facts which are considered to justify the refusal to register the transfer.

Liquidation

Our Class A Ordinary Shares and Class B Ordinary Shares will rank equally upon occurrence of any liquidation or winding up, in the event of which our assets will be distributed to, or the losses will be borne by, shareholders in proportion to the par value of the shares held by them.

Calls on Ordinary Shares and Forfeiture of Ordinary Shares

Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their Ordinary Shares. The Ordinary Shares that have been called upon and remain unpaid are, after a notice period, subject to forfeiture.

Redemption of Ordinary Shares

Subject to the provisions of the Cayman Islands Companies Act, we may issue shares that are to be redeemed or are liable to be redeemed at the option of the shareholder or us. The redemption of such shares will be effected in such manner and upon such other terms as we may, by special resolution, determine before the issue of the shares.

Variations of Rights of Shares

Subject to certain Amended Articles provisions governing the Class B Ordinary Shares, if at any time our share capital is divided into different classes of shares, all or any of the rights attached to any class (unless otherwise provided by the terms of issue of the shares of that class) may be varied without the consent of the holders of the issued shares of that class where such variation is considered by the directors not to have a material adverse effect upon such rights. Otherwise, any such variation will be made only with the consent in writing of the holders of not less than two-thirds of the issued shares of that class, or with the approval of a resolution passed by a majority of not less than two-thirds of the votes cast at a separate meeting of the holders of the shares of that class.

General Meetings of Shareholders

We hold annual general meetings at such time and place as our board of directors determines. At least seven calendar days’ notice shall be given for any general meeting. Our board of directors may call extraordinary general meetings, and must convene an extraordinary general meeting upon the requisition of (a) shareholders holding at least a majority of the votes that may be cast at such meeting, or (b) the holders of Class B Ordinary Shares entitled to cast (including by proxy) a majority of the votes that all Class B Ordinary Shares are entitled to cast. Separate general meetings of the holders of a class or series of shares may be called only by (a) the chairman of our board of directors, (b) a majority of the entire board of directors (unless otherwise specifically provided by the terms of issue of the shares of such class or series), or (c) with respect to general meetings of the holders of Class B Ordinary Shares, Mr. Tan. One or more shareholders holding not less than an aggregate of one-third of all votes that may be cast in respect of our share capital in issue present in person or by proxy and entitled to vote will be a quorum for all purposes, provided that the presence in person or by proxy of holders of a majority of Class B Ordinary Shares will be required in any event.

Inspection of Books and Records

Our board of directors shall determine whether, to what extent, at what times and places and under what conditions or regulations the accounts and books will be open to the inspection by shareholders, and no shareholder will otherwise have any right of inspecting any of our account or book or document except as required by the Cayman Islands Companies Act (Revised) or authorized by shareholders in a general meeting.

Changes in Capital

We may from time to time by ordinary resolution, subject to the rights of holders of Class B Ordinary Shares:

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increase the share capital by such sum, to be divided into shares of such classes and amount, as the resolution will prescribe;
•
consolidate and divide all or any share capital into shares of a larger amount than existing shares;
•
sub-divide its existing shares or any of them into shares of a smaller amount; provided that in the subdivision the proportion between the amount paid and the amount, if any, unpaid on each reduced share will be the same as it was in case of the share from which the reduced share is derived; or
•
cancel any shares that at the date of the passing of the resolution have not been taken or agreed to be taken by any person and diminish the amount of its share capital by the amount of the shares so cancelled.

Subject to the rights of Class B Ordinary Shares, we may by special resolution reduce its share capital or any capital redemption reserve fund in any manner permitted by law.

Warrants

Our warrants are issued in registered (book-entry) form under the warrant agreement, dated September 30, 2020, by and between AGC and Continental, as warrant agent, as amended by the Assignment, Assumption and Amendment Agreement, dated April 12, 2021, by and among AGC, Grab and Continental (the warrant agreement, as amended, the “Warrant Agreement”). As used herein:

•
“Forward Purchase Warrants” refer to the warrants purchased by (i) Altimeter Partners Fund, L.P. (the “Sponsor Affiliate”) pursuant to the Forward Purchase Agreement between AGC and the Sponsor Affiliate, as amended and restated as of April 12, 2021, and (ii) JS Capital LLC (“JS Securities”) pursuant to the Forward Purchase Agreement between AGC and JS Securities, as amended and restated as of April 12, 2021;
•
“Private Placement Warrants” refer to warrants issued to the Sponsor pursuant to the certain Private Placement Warrants Purchase Agreement between AGC and the Sponsor, and assumed by Grab pursuant to the Warrant Agreement; and
•
“Public Warrants” refer to the warrants issued to public investors in AGC’s initial public offering and assumed by Grab pursuant to the Warrant Agreement.

The following summary of certain provisions relating to our warrants does not purport to be complete and is subject to, and is qualified in its entirety by reference to the Warrant Agreement.

General

The Private Placement Warrants are identical to the Public Warrants in all material respects, except that the Private Placement Warrants (i) may not, so long as they are held by the Sponsor or any of its Permitted Transferees (as defined in the Warrant Agreement), be transferred, assigned or sold by the holder until December 31, 2021; (ii) may be exercised for cash or on a “cashless” basis, and (iii) shall not be redeemable by us so long as they are held by the Sponsor or any of its Permitted Transferees. The Forward Purchase Warrants have the same terms as the Public Warrants.

Each warrant entitles its holder to purchase one Class A Ordinary Share at an exercise price of $11.50 per share, subject to certain adjustments (the “Exercise Price”). The warrants became exercisable on December 31, 2021. The warrants will expire at the earliest to occur of (i) 5:00 p.m., New York City time on December 2, 2026 and (ii) 5:00 p.m., New York City time on the redemption date, if any, that we may fix in accordance with the Warrant Agreement, except that in the case of any Private Placement Warrants held by the Sponsor or any of its Permitted Transferees, they will expire at 5:00 p.m., New York City time on December 2, 2026 (the expiration dates of the warrants, the “Expiration Date”). We may extend the duration of the warrants so long as we provide at least 20 days’ prior written notice to all registered holders. Any such extension must be identical among all of the warrants. Any warrant not exercised prior to its expiration will become void.

Exercise of Warrants

A warrant may be exercised by delivering to the warrant agent (i) the warrant, (ii) an election to purchase form, and (iii) the payment in full of the Exercise Price and any and all applicable taxes due in connection with the exercise.

As soon as practicable after the exercise of any warrant we will issue a book-entry position or certificate, as applicable, for the Class A Ordinary Shares. All Class A Ordinary Shares issued upon the proper exercise of a warrant in conformity with the Warrant Agreement will be validly issued, fully paid and non-assessable.

A warrant holder may notify us in writing of the holder’s election to be subject to a provision of the Warrant Agreement preventing the holder from exercising a warrant, to the extent that, after giving effect to such exercise, the holder (together with its affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 9.8%, as specified by the holder (the “Maximum Percentage”) of our outstanding Class A Ordinary Shares immediately after giving effect to such exercise. By written notice to us, a warrant holder may increase or decrease the Maximum Percentage to any other percentage specified in such notice; provided, however, that any such increase will not be effective until the sixty-first (61st) day after such notice is delivered to us.

Notwithstanding the above, we are not obligated to deliver any Class A Ordinary Shares pursuant to the exercise of a warrant and do not have the obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the Class A Ordinary Shares underlying the warrants is then effective and a prospectus relating thereto is current, subject to our satisfaction of obligations with respect to registration under the Warrant Agreement, or a valid exemption from registration is available. No warrant will be exercisable and we will not be obligated to issue a Class A Ordinary Share upon exercise of a warrant unless the Class A Ordinary Share issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrants.

Adjustments

We may, in our sole discretion, lower the Exercise Price at any time prior to the Expiration Date for a period of not less than 15 business days, unless otherwise required by applicable laws, stock exchange rules or the U.S. Securities and Exchange Commission (the “SEC”), provided that we provide a prior notice of at least three business days to the holders and any such reduction shall be identical among all of the warrants.

The number of Class A Ordinary Shares issuable upon the exercise of the warrants is subject to customary adjustments in certain circumstances, such as a share split, dividend or reclassification of our Class A Ordinary Shares, as described in the Warrant Agreement. In the event the number of Class A Ordinary Shares purchasable upon the exercise of the warrants is adjusted, the Exercise Price will be adjusted (to the nearest cent) by multiplying the Exercise Price immediately prior to such adjustment, by a fraction (x) the numerator of which shall be the number of Class A Ordinary Shares purchasable upon the exercise of the warrants immediately prior to such adjustment, and (y) the denominator of which shall be the number of Class A Ordinary Shares so purchasable immediately thereafter.

If, by reason of any adjustment made pursuant to the events described above, the holder of any warrant would be entitled, upon the exercise of such warrant, to receive a fractional interest in a share, we will, upon such exercise, round down to the nearest whole number the number of Class A Ordinary Shares to be issued to such holder.

Warrant holders also have replacement rights in the case of certain reorganization, merger, consolidation or sale transactions involving our company or substantially all of our assets (each a “Replacement Event”). Upon the occurrence of any Replacement Event, warrant holders will have the right to purchase and receive (in lieu of our Class A Ordinary Shares) the kind and amount of stock or other securities or property (including cash) receivable upon such Replacement Event that the holder would have received if the warrants were exercised immediately prior to such event.

Upon any adjustment of the Exercise Price or the number of shares issuable upon exercise of a warrant, we will provide written notice of such adjustment to the warrant agent stating the Exercise Price resulting from such adjustment and the increase or decrease, if any, in the number of Class A Ordinary Shares purchasable at such price upon the exercise of a warrant. We will also provide notice of any adjustment described above to each warrant holder at the last address set forth in the warrant register stating the date of the event.

Cashless Exercise

We agreed to use commercially reasonable efforts to file with the SEC as soon as practicable a registration statement for the registration, under the Securities Act, of the Class A Ordinary Shares issuable upon exercise of the warrants. We are obligated to use commercially reasonable efforts to cause the registration statement to become effective and to maintain its effectiveness, and a current prospectus relating thereto, until the expiration or redemption of the warrants. Warrant holders have the right, during any period that we may fail to, as agreed, maintain an effective registration statement covering the Class A Ordinary Shares issuable upon exercise of the warrants, to exercise such warrants on a “cashless basis.” In a cashless exercise, holders may exchange their warrants for a number of Class A Ordinary Shares equal to the lesser of (A) the quotient obtained by dividing (x) the product of the number of Class A Ordinary Shares underlying the warrants, multiplied by the excess of the Fair Market Value (as defined hereinafter) less the Exercise Price by (y) the Fair Market Value and (B) 0.361 per warrant. “Fair Market Value” in this paragraph means the volume weighted average price of the Class A Ordinary Shares as reported during the ten trading days ending on the trading day prior to the date that notice of exercise is received by the warrant agent.

If, by reason of any exercise of warrants on a “cashless basis”, the holder of any warrant would be entitled, upon the exercise of such warrant, to receive a fractional interest in a Class A Ordinary Share, we will round down to the nearest whole number, the number of Class A Ordinary Shares to be issued to such holder.

Redemption

We have the right to redeem all the warrants (but not less than all the warrants), at any time while they are exercisable and prior to their expiration, at the price of $0.01 per warrant (the “Redemption Price”). If we choose to redeem all outstanding warrants, we are required to (i) fix a date for the redemption and (ii) provide notice to the registered holders of the warrants at least 30 days prior to the redemption date. We will mail any such notice of redemption by first class mail, postage prepaid, not less than 30 days prior to the redemption date to registered warrant holders. The notice will be sent to each registered holder’s last address as it appears on the registration books. Any notice so mailed will be conclusively presumed to have been duly given, whether or not the registered holder actually receives such notice.

We may redeem the warrants if (i) the last reported sale price of our Class A Ordinary Shares has been at least $18.00 per share (subject to certain adjustments), on 10 trading days within the 20-trading-day period ending on the third business day prior to the date on which notice of the redemption is given and (ii) there is an effective registration statement covering issuance of the Class A Ordinary Shares issuable upon exercise of the warrants, and a current prospectus relating thereto, available throughout the 30 days prior to the redemption date.

If there is no effective registration statement and current prospectus available, we may nonetheless redeem the warrants on a “cashless basis,” provided that (i) the last reported sale price of our Class A Ordinary Shares has been at least $10.00 per share (subject to certain adjustments) on 10 trading days within the 20-trading-day period ending on the third business day prior to the date on which notice of the redemption is given; and (ii) the holders are able to exercise their warrants on a cashless basis prior to redemption and receive that number of Class A Ordinary Shares determined based on the date of redemption and the volume weighted average price of the Class A Ordinary Shares during the ten trading days immediately following the date on which the notice of redemption is sent to holders of the warrants.

On and after the redemption date, the record holder of the warrants will have no further rights except to receive, upon surrender of the warrants, the Redemption Price.

The redemption rights above do not apply to the Private Placement Warrants unless and until they are transferred to persons other than the Sponsor and its Permitted Transferees.

Transfers and Exchanges

Warrants may be exchanged or transferred upon surrender of the warrant to the warrant agent, together with a written request for exchange or transfer. Upon any transfer, a new warrant representing an equal aggregate number of warrants will be issued and the old warrant will be cancelled by the warrant agent.

Book-entry warrants may be transferred only in whole and warrants bearing a restrictive legend may transferred or exchanged only if the warrant agent has received an opinion of counsel stating that such transfer may be made and indicating whether the new warrants must also bear a restrictive legend.

No Rights as a Shareholder

A warrant does not entitle the holder to any of the rights of a shareholder of our company, including, without limitation, the right to receive dividends or other distributions, exercise any preemptive right to vote or to consent or the right to receive notice as shareholders in respect of the meetings of shareholders or the election of directors of our company or any other matter.

Exempted Company

We are an exempted company with limited liability incorporated under the laws of Cayman Islands. The Cayman Islands Companies Act (Revised) distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except for the exemptions and privileges listed below:

•
an exempted company does not have to file an annual return of its shareholders with the Registrar of Companies of the Cayman Islands;
•
an exempted company’s register of members is not open to inspection;
•
an exempted company does not have to hold an annual general meeting;
•
an exempted company may issue no par value shares;
•
an exempted company may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);
•
an exempted company may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;
•
an exempted company may register as a limited duration company; and
•
an exempted company may register as a segregated portfolio company.

Shareholders’ Deed

Concurrently with the signing of the Business Combination Agreement and effective upon consummation of the Business Combination, we entered into the Shareholders’ Deed with Sponsor, Grab Holdings Inc., the Key Executives and certain entities related to Mr. Tan, pursuant to which, among other things, the Key Executives other than Mr. Tan and certain entities related to such Key Executives or Mr. Tan (the “Covered Holders”) irrevocably appointed Mr. Tan attorney-in-fact and proxy for and in such Covered Holder’s name, place and stead, to: (i) attend any and all shareholders meetings; (ii) vote such Covered Holder’s Class B Ordinary Shares at any such meeting; (iii) grant or withhold all written consents with respect to such Covered Holder’s Class B Ordinary Shares; and (iv) represent and otherwise act for such Covered Holder in the same manner and with the same effect as if such Covered Holder was personally present at any such meeting. As a condition of transfer of any Class B Ordinary Shares by a Covered Holder to a third party that is a Permitted Transferee, the Covered Holder must cause such Permitted Transferee to adhere to the Shareholders’ Deed, including the Key Executive Proxies. The Key Executive Proxies granted under the Shareholders’ Deed with respect to any Class B Ordinary Share will remain in effect until such Class B Ordinary Share is converted into a Class A Ordinary Share.

Further pursuant to the Shareholders’ Deed, Sponsor has agreed to gift or transfer for a nominal amount 1,227,500 Class A Ordinary Shares to the GrabForGood Fund or another charitable organization, foundation, fund or similar entity as agreed between Sponsor and GHL.

EXPENSES RELATED TO THE OFFERING

We estimate the following expenses in connection with the offer and sale of our Class A Ordinary Shares and Warrants by the Selling Securityholders. With the exception of the SEC Registration Fee, all amounts are estimates.

SEC registration fee	$1,698,695.97
FINRA filing fee	*
Legal fees and expenses	*
Accountants’ fees and expenses	*
Printing expenses	*
Transfer agent fees and expenses	*
Miscellaneous costs	*
Total	$1,698,695.97

* These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be defined at this time.

Under agreements to which we are party with the Selling Securityholders, we have agreed to bear all expenses relating to the registration of the resale of the securities pursuant to this prospectus.

LEGAL MATTERS

Travers Thorp Alberga has advised us on certain legal matters as to Cayman Islands law including the issuance of the ordinary shares offered by this prospectus, and Hughes Hubbard & Reed LLP has advised us on the validity of the Warrants under New York law. We have been represented by Skadden, Arps, Slate, Meagher & Flom LLP with respect to certain legal matters as to United States federal securities and New York State law.

EXPERTS

The consolidated financial statements of Grab Holdings Limited and its subsidiaries as of December 31, 2022 and 2021 and for each of the years in the three-year period ended December 31, 2022 and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2022 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The audit report on the effectiveness of internal control over financial reporting as of December 31, 2022, contains an explanatory paragraph that states that the audit of internal controls over financial reporting has excluded internal controls related to Jaya Grocer Holdings Sdn. Bhd., which was acquired during 2022.

ENFORCEABILITY OF CIVIL LIABILITIES

AND AGENT FOR SERVICE OF PROCESS IN THE UNITED STATES

We are a public limited company organized under the laws of Cayman Islands. As a result, the rights of holders of our Class A Ordinary Shares will be governed by Cayman Islands law and our articles of association. The rights of shareholders under Cayman Islands law may differ from the rights of shareholders of companies incorporated in other jurisdictions. A substantial amount of our assets are located outside the United States. As a result, it may be difficult for investors to enforce in the United States judgments obtained in U.S. courts against us based on the civil liability provisions of the U.S. securities laws.

Our registered address in c/o International Corporation Services Ltd., Harbour Place, 2nd Floor, 103 South Church Street, P.O. Box 472, George Town, Grand Cayman KYI-1106, Cayman Islands, and our principal executive office is 3 Media Close, #01-03/06, Singapore 138498.

We have irrevocably appointed Puglisi & Associates as our agent to receive service of process in any action against us in any U.S. federal or state court arising out of this offering or any purchase or sale of securities in connection with this offering. The address of our agent is 850 Library Avenue, Suite 204, Newark, Delaware 19711.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a post-effective amendment on Form F-3, including exhibits, to our registration on Form F-1 under the Securities Act with respect to the securities offered hereby. This prospectus, which is part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. For further information, we refer you to the registration statement and the exhibits and schedules filed as part of the registration statement. If a document has been filed as an exhibit to the registration statement, we refer you to the copy of the document that has been filed. Each statement in this prospectus relating to a document filed as an exhibit is qualified in all respects by the filed exhibit.

We are subject to the informational requirements of the Exchange Act. Accordingly, we are required to file reports and other information with the SEC, including annual reports on Form 20-F and reports on Form 6-K. The SEC maintains an Internet site at www.sec.gov that contains reports, proxy and information statements and other information we have filed electronically with the SEC. As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

We also make available on our website, free of charge, our annual report on Form 20-F and the text of our reports on Form 6-K, including any amendments to these reports, as well as certain other SEC filings, as soon as reasonably practicable after they are electronically filed with or furnished to the SEC. Our website address is https://grab.com/sg/. The reference to our website is an inactive textual reference only, and information contained therein or connected thereto is not incorporated into this prospectus.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8. Indemnification of Directors and Officers

The laws of the Cayman Islands do not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against willful default, willful neglect, civil fraud or the consequences of committing a crime. Our Amended Articles provide for indemnification of our officers and directors to the maximum extent permitted by law, including for any liability incurred in their capacities as such, except through their own actual fraud or willful default.

We have also entered into indemnification agreements with our directors and executive officers under the laws of the Cayman Islands, pursuant to which we have agreed to indemnify each such person and hold him or her harmless against expenses, judgments, fines and amounts payable under settlement agreements in connection with any threatened, pending or completed action, suit or proceeding to which he or she has been made a party or in which he or she became involved by reason of the fact that he or she is or was our director or officer. Except with respect to expenses to be reimbursed by us in the event that the indemnified person has been successful on the merits or otherwise in defense of the action, suit or proceeding, our obligations under the indemnification agreements are subject to certain customary restrictions and exceptions.

In addition, we maintain standard policies of insurance under which coverage is provided to our directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act, and to us with respect to payments which may be made by us to such directors and officers pursuant to the above indemnification provision or otherwise as a matter of law.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is theretofore unenforceable.

Item 9. Exhibits

		Incorporation by Reference
Exhibit No.	Description	Form	File No.	Exhibit No.	Filing Date

2.1	Business Combination Agreement, dated as of April 12, 2021, by and among Altimeter Growth Corp., GHL, J2 Holdings Inc., J3 Holdings Inc. and Grab Holdings Inc.	F-4	333-258349	2.1	November 19, 2021
3.1	Amended and Restated Memorandum and Articles of Association of GHL.	F-4	333-258349	3.1	November 19, 2021
4.1	Specimen ordinary share certificate of GHL.	F-4	333-258349	4.1	November 19, 2021
4.2	Specimen warrant certificate of GHL.	F-4	333-258349	4.2	November 19, 2021
4.3	Warrant Agreement, dated as of September 30, 2021, between Altimeter Growth Corp. and Continental Stock Transfer & Trust Company.	F-4	333-258349	4.3	November 19, 2021
5.1	Opinion of Travers Thorp Alberga as to validity of ordinary shares and warrants of GHL.	F-1	333-261949	5.1	December 30, 2021
5.2	Opinion of Hughes Hubbard & Reed LLP as to the warrants of GHL.	F-1	333-261949	5.2	December 30, 2021
23.1*	Consent of KPMG LLP.
23.2	Consent of Travers Thorp Alberga (included in Exhibit 5.1 to this Registration Statement).	F-1	333-261949	23.3	December 30, 2021
23.3	Consent of Hughes Hubbard & Reed LLP (included in Exhibit 5.2 to this Registration Statement).	F-1	333-261949	23.4	December 30, 2021
23.4*	Consent of Euromonitor International Limited.
24.1	Power of Attorney.	F-1	333-261949	24.1	December 30, 2021
107	Filing Fee Table	F-1	333-261949	107	May 10, 2022

* Filed herewith

Item 10. Undertakings

The undersigned Registrant hereby undertakes:

(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)
to include any prospectus required by section 10(a)(3) of the Securities Act;
(ii)
to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii)
to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or From F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b).

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)
To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)
To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided that the Registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act or Item 8.A of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Form F-3.
(5)
That, for the purpose of determining liability under the Securities Act to any purchaser:
(i)
Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; and

(6)
That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)
any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)
any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;
(iii)
the portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and
(iv)
any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.
(7)
That, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless, in the opinion of its counsel, the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURE

Pursuant to the requirements of the Securities Act of 1933, as amended (the “Securities Act”), the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Singapore on April 26, 2023.

GRAB HOLDINGS LIMITED

By:	/s/ Anthony Tan
Name: Anthony Tan
Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

NAME	POSITION	DATE

/s/ Anthony Tan	Chief Executive Officer and Chairman of the Board of Directors	April 26, 2023
Anthony Tan	(Principal Executive Officer)

/s/ Peter Oey	Chief Financial Officer	April 26, 2023
Peter Oey	(Principal Financial and Accounting Officer)

*	Director	April 26, 2023
Tan Hooi Ling

*	Director	April 26, 2023
John Rogers

*	Director	April 26, 2023
Dara Khosrowshahi

*	Director	April 26, 2023
Ng Shin Ein

*	Director	April 26, 2023
Oliver Jay

* By:	/s/ Peter Oey
Peter Oey
Attorney-in-fact

AUTHORIZED REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly undersigned representative in the United States of Grab Holdings Limited, has signed this registration statement in the City of Newark, State of Delaware, on April 26, 2023.

By:	/s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative